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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Macrovision Corporation

(Name of Registrant as Specified In Its Charter)

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MACROVISION CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The annual meeting of stockholders of Macrovision Corporation will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Tuesday, May 24, 2005, beginning at 10:00 a.m., local time. We are holding the meeting to act on the following matters:

1.  Election of Directors. You will have the opportunity to elect six members of the board of directors for a term of one year. The following six persons are our nominees: John O. Ryan; William A. Krepick; Donna S. Birks; William N. Stirlen; Thomas Wertheimer; and Steven G. Blank.

2.  Amendment of our 2000 Equity Incentive Plan. You will be asked to approve the amendment of our 2000 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares reserved for issuance pursuant to awards under the Equity Plan by an additional 7,650,000 shares and to make various other changes to the plan as described herein.

3.  Amendment of our Directors Plan. You will be asked to approve the amendment of our 1996 Directors Stock Option Plan (the “Directors Plan”) to increase the number of shares reserved for issuance by an additional 200,000 shares, to extend the term of the plan by an additional two years and to reduce the maximum term of options granted under the Directors Plan to five years.

4.  Amendment of our Employee Stock Purchase Plan. You will be asked to approve the amendment of our 1996 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance by an additional 2,000,000 shares.

5.  Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

6.  Other Business. Transact any other business that is properly raised at the meeting.

We cordially invite all stockholders to attend the annual meeting in person. If you were a stockholder as of the close of business on March 31, 2005, you are entitled to vote at the annual meeting. A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters in Santa Clara for at least ten days prior to the meeting for any purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

William A. Krepick, President & CEO

Dated: April 13, 2005
Santa Clara, California

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying voting instructions. This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
What is the purpose of the annual meeting?	1
Who can vote at the annual meeting?	1
What is the quorum requirement for the annual meeting?	1
How do I vote by proxy?	1
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	2
How can I change my vote after I return my proxy?	2
What proposals are scheduled to be voted on at the annual meeting?	2
Will there be any other matters considered at the annual meeting?	2
What vote is required for each proposal?	3
What are the recommendations of the board of directors?	3
Where can I find the voting results?	3

PROPOSAL 1: ELECTION OF DIRECTORS	4
Nominees for Director	4
Required Vote and Board Recommendation	5

PROPOSAL 2: AMENDMENT OF OUR 2000 EQUITY INCENTIVE PLAN TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 7,650,000 SHARES, PERMIT AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE SHARES WITH CERTAIN LIMITATIONS, ESTABLISH THE MINIMUM EXERCISE PRICE AT 100% OF FAIR MARKET VALUE OF THE STOCK AT THE TIME OF GRANT AND REDUCE THE MAXIMUM TERM OF AN OPTION GRANTED UNDER THE PLAN TO FIVE YEARS	6
Description of the Proposal	6
Principal Provisions of the 2000 Equity Incentive Plan	7
Summary of Federal Income Tax Consequences of Options Granted Under the 2000 Equity Incentive Plan	9
Accounting Treatment	11
New Plan Benefits	12
Required Vote and Board Recommendation	12

PROPOSAL 3: AMENDMENT OF OUR DIRECTORS STOCK OPTION PLAN TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 200,000 SHARES, EXTEND THE TERM OF THE PLAN FOR AN ADDITIONAL TWO YEARS AND REDUCE THE MAXIMUM TERM OF AN OPTION GRANTED UNDER THE PLAN TO FIVE YEARS	13
Description of the Proposal	13
Principal Provisions of the Directors Stock Option Plan	13
Summary of Federal Income Tax Consequences of Options Granted Under the Directors Stock Option Plan	14
New Plan Benefits	15
Required Vote and Board Recommendation	15

PROPOSAL 4: AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 2,000,000 SHARES	16
Description of the Proposal	16
Principal Provisions of the Employee Stock Purchase Plan	16
Summary of Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan	17
New Plan Benefits	18
Required Vote and Board Recommendation	18

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MACROVISION CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

PROXY STATEMENT

For the
Annual Meeting of Stockholders
To be held on May 24, 2005

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our board of directors is soliciting your proxy for our 2005 annual meeting of stockholders (the “annual meeting” or “meeting”). The annual meeting will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Tuesday, May 24, 2005, beginning at 10:00 a.m., local time. Our telephone number is (408) 562-8600. Voting materials, which include this proxy statement, proxy card and 2004 annual report to stockholders, will first be mailed to stockholders entitled to vote at the annual meeting on or about April 18, 2005.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on the performance of Macrovision and respond to questions from stockholders.

Who can vote at the annual meeting?

The board of directors set March 31, 2005 as the record date for the annual meeting. If you owned our common stock at the close of business on March 31, 2005, you may attend and vote at the annual meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the annual meeting. The proxy card indicates the number of shares that you own. As of the record date, 50,438,079 shares of common stock, representing the same number of votes, were outstanding.

What is the quorum requirement for the annual meeting?

A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the annual meeting.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. You may also vote electronically over the Internet or by telephone. Special instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. Returning the proxy card will not affect your right to vote in person at the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by telephone, Internet or mail. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

How can I change my vote after I return my proxy?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What proposals are scheduled to be voted on at the annual meeting?

The following five proposals are scheduled for a vote at the annual meeting:

•	Proposal No. 1: the election of each of the named nominees for director;

•	Proposal No. 2: the amendment of our Equity Plan to authorize the issuance of an additional 7,650,000 shares; to permit awards of restricted stock without monetary consideration, performance shares and restricted stock units; to limit performance shares, restricted stock and restricted stock units combined to 1,000,000 shares; to increase the limit on awards that may be made to any one individual in a given year to 2,500,000 shares; and, for all stock options granted on and after April 1, 2005, to increase the minimum exercise price to 100% of fair market value of the stock at time of grant and to reduce the maximum term to five years;

•	Proposal No. 3: the amendment of our Directors Plan to authorize the issuance of an additional 200,000 shares, to extend the term of the plan by an additional two years and to reduce the maximum term of options granted under the Directors Plan to five years;

•	Proposal No. 4: the amendment of our ESPP to authorize the issuance of an additional 2,000,000 shares;

•	Proposal No. 5: the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Will there be any other matters considered at the annual meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter.

What vote is required for each proposal?

Election of Directors. You may vote “FOR” a nominee for our board of directors or you may “WITHHOLD AUTHORITY” to vote for a nominee. The six individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy that is marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will have no effect on the election of directors, although it will be counted for purposes of determining whether there is a quorum.

Amendments to Equity Plan, Directors Plan and ESPP. You may vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals. The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

Ratification of Independent Registered Public Accounting Firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of our selection of KPMG LLP as our independent registered public accounting firm. The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal and, broker non-votes will not have any effect on the outcome of this proposal.

All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have such discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

What are the recommendations of the board of directors?

Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote FOR the election of each of the named nominees for director, FOR approval of the amendments to each of our Equity Plan, Directors Plan and ESPP and FOR ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Where can I find the voting results?

The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors currently consists of six members, a majority of whom are “independent” under applicable rules of the Securities and Exchange Commission (the “SEC”). Our bylaws provide that our board of directors shall have not less than five but not more than nine members, with the exact number of directors to be fixed from time to time by the board of directors.

Our corporate governance and nominating committee has recommended the six individuals listed below to stand for election at the annual meeting of stockholders this year and our board of directors has approved the nomination of these six directors to stand for election. Each director will be elected to serve until the next annual meeting of stockholders, or until a successor is duly elected and qualified or the director’s earlier death, resignation or removal. Each nominee for director has consented to serve as such if elected by the stockholders. If any nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

There are no family relationships among our executive officers, directors and nominees for director.

Nominees for Director

You are being asked to vote on the six director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these six nominees. All of our nominees for director are current members of our board of directors. The names of the director nominees, their ages as of March 31, 2005 and other information about them are shown below.

Name of Director Nominee	Age	Director Since	Position
John O. Ryan	59	1987	Chairman of the Board of Directors
William A. Krepick	59	1995	Director
Donna S. Birks	49	1997	Independent Director
William N. Stirlen	66	1997	Independent Director
Thomas Wertheimer	66	1997	Independent Director
Steven G. Blank	51	2002	Independent Director

John O. Ryan. Mr. Ryan is a co-founder of Macrovision and an inventor of its core video copy protection technologies. He has served as our Chairman of the Board of Directors since June 1991 and as an Executive Officer since November 2001. Mr. Ryan served as our Chief Executive Officer from June 1995 to October 2001, and served as our Vice-Chairman of the Board of Directors from 1987 until June 1991. Mr. Ryan is the inventor on more than 50 patents and has 11 patent applications pending in the fields of video copy protection, video scrambling, audio information dissemination, and television camera technology. Mr. Ryan studied Physics and Mathematics at the University of Galway in Ireland, and received a full technological certificate in Telecommunications from the City and Guilds of London, England.

William A. Krepick. Mr. Krepick has served as our President since June 1995 and as our Chief Executive Officer since October 2001. He served as our Chief Operating Officer from June 1995 to October 2001, as our Senior Vice President, Theatrical Copy Protection from July 1992 to June 1995 and as our Vice President, Sales and Marketing from November 1988 to June 1992. Mr. Krepick holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute and a M.B.A. from Stanford University.

Donna S. Birks. Ms. Birks has served as a management and financial consultant to technology companies since February 2001. She served as Executive Vice President and Chief Financial Officer at Adaptive Broadband Corp., a data networking solutions company, from December 1997 to January 2001. Ms. Birks holds a B.A. in Business Administration from George Mason University and a M.S. in Finance from American University.

William N. Stirlen. Mr. Stirlen has served as a consultant to technology companies since February 1994. As a consultant, he has held various executive positions with Open Text Corporation, an intranet software company, most recently as Chief Financial Officer from June 1996 to October 1997 and as Executive Vice President of Corporate Development from November 1997 to October 1998. Mr. Stirlen holds a B.A. in American Studies from Yale University and a M.B.A. in Finance from Northwestern University.

Thomas Wertheimer. Mr. Wertheimer has served as a consultant to NBC Universal Studios since January 1996. Mr. Wertheimer served as Executive Vice President and Chairman of the home video and television groups of MCA, Inc., an entertainment company, from 1992 to January 1996. Mr. Wertheimer holds a B.A. in Politics from Princeton University and a LL.B. degree from Columbia University School of Law.

Steven G. Blank. Mr. Blank has served as a consultant to venture capital firms and technology companies since September 1999 and as a lecturer at U.C. Berkeley, Haas School of Business since February 2002. He co-founded E.piphany Inc., a provider of CRM solutions, and served as its President and Vice President of Marketing from October 1996 to September 1999. Mr. Blank serves on the board of directors of Immersion Corporation, a tactile feedback technology company.

Required Vote and Board Recommendation

The six nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2: AMENDMENT OF OUR 2000 EQUITY PLAN TO AUTHORIZE
THE ISSUANCE OF AN ADDITIONAL 7,650,000 SHARES, PERMIT AWARDS OF RESTRICTED
STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE SHARES WITH CERTAIN
LIMITATIONS, ESTABLISH THE MINIMUM EXERCISE PRICE AT 100% OF FAIR MARKET
VALUE OF THE STOCK AT THE TIME OF GRANT AND REDUCE THE MAXIMUM TERM OF
AN OPTION GRANTED UNDER THE PLAN TO FIVE YEARS

Description of the Proposal

You are being asked to vote on a proposal to approve the amendment of our 2000 Equity Incentive Plan (“Equity Plan”). Subject to stockholder approval, on April 11, 2005, our Board of Directors approved the amendment of the Equity Plan to: (a) increase the number of shares authorized for issuance under the Equity Plan by 7,650,000 shares; (b) to permit awards of restricted stock without monetary consideration, restricted stock units, and performance shares that meet the requirements for deductibility under Internal Revenue Code Section 162(m); (c) to limit awards of performance shares, restricted stock and restricted stock units combined to 1,000,000 shares; (d) to increase the limit on awards that may be made to any one individual in a given year to 2,500,000 shares; and (e) for all stock options granted on and after April 1, 2005, to increase the minimum exercise price to 100% of fair market value of the stock at time of grant and to reduce the maximum term of options granted under the Equity Plan to five years. All other provisions of the Equity Plan that are currently in effect will remain the same.

The purpose of the Equity Plan is to attract, motivate and retain highly qualified employees. We issue options to provide our employees an opportunity to acquire or increase their ownership stake in Macrovision, creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees to continue their employment with us. Our board of directors believes that options have been critical components of our success to date and that options and other equity-based incentives will continue to play a vital role in the future.

The following table summarized the historical amendments to the Equity Plan to date:

Date of Board Approval	Date of Stockholder Ratification	Initial Number of Shares or Amendment to Increase Number of Shares	Total Number of Shares Authorized under the Equity Plan
June 16, 2000	August 24, 2000	4,500,000	4,500,000
April 16, 2002	June 6, 2002	1,800,000	6,300,000
April 22, 2003	May 27, 2003	4,000,000	10,300,000

As of April 12, 2005, there were outstanding unexercised options to purchase 7,182,876 shares of our common stock, and awards with respect to only 1,839,028 shares of common stock remained available for future grants to our employees. In 2004, we acquired the operations of InstallShield Software Corporation, and as a result, increased our employee headcount from 374 employees as of June 30, 2004 to 606 employees as of December 31, 2004. With the dramatic expansion of our employee base, the relatively small number of shares remaining under the Equity Plan will not be adequate for our future needs. Additionally, as our company continues to grow, we may need the flexibility to provide larger grants to key employees to incentivize them to manage expanded levels of operations and achieve our growth targets.

We believe that impending changes in the accounting treatment for stock options make it advisable to expand the types of awards that may be granted under the Equity Plan to include performance shares, restricted stock units and more favorably priced restricted stock. This will allow us to provide equity incentives that employees consider to be equivalent in value to stock options, with less dilution and lower accounting charges. Additionally, performance shares will allow us a tax deduction for the value of our stock earned by employees in situations that the deduction would be limited by Section 162(m) of the Internal Revenue Code. Restricted stock units will allow us to grant the economic equivalent of our stock in countries where their receipt of stock or stock options may have unfavorable tax consequences to our employees.

We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are an important factor in hiring and retaining talented personnel. While we recognize the possible dilutive effect to our stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of Macrovision through the granting of awards to acquire our common stock is important to our success and, accordingly, will benefit Macrovision and our stockholders. We believe it is in the best interests of our stockholders to approve these amendments to the Equity Plan.

Principal Provisions of the 2000 Equity Incentive Plan

The following summary of the Equity Plan, as amended and proposed for stockholder approval, is not a complete description of all of the provisions of the Equity Plan and is qualified in its entirety by reference to the full text of the proposed amended Equity Plan, which is attached hereto as Annex A.

Administration. The compensation committee administers our Equity Plan. The compensation committee, or its delegates, determines who will be granted awards, the date of grants of awards and the terms and provisions of each award (which need not be identical).

Eligibility. Our employees, consultants, independent contractors and non-employee directors, and those of our subsidiaries, are eligible to receive awards under the Equity Plan. As of April 12, 2005, approximately 643 persons (including 10 officers and directors) were eligible to participate in the Equity Plan.

Securities Subject to Equity Plan. As of April 12, 2005, a total of 1,839,028 shares of common stock remain available for future awards under the Equity Plan. If the amendment of the Equity Plan is approved by the stockholders, the number of shares of common stock available for future awards will be increased to 9,489,028 shares. No more than 1,000,000 of these shares may be granted as restricted stock, restricted stock units or performance shares. These maximum numbers do not include the number of shares subject to the unexercised portion of any stock award that expires or subject to an award that is terminated. As of April 12, 2005, there were outstanding unexercised options to purchase 7,182,876 shares of our common stock under the Equity Plan. We may reissue expired or terminated shares under new awards.

No one person participating in the Equity Plan may receive options, stock appreciation rights, restricted stock, restricted stock units or performance shares for more than 2,500,000 shares of common stock in any single calendar year.

Should an option under the Equity Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the Equity Plan. If restricted shares, shares subject to restricted stock units, performance shares or shares issued upon exercise of options are forfeited and if stock appreciation rights are forfeited or terminate before exercise, such shares will be available for subsequent awards under the Equity Plan. If stock appreciation rights are settled in shares, the number of shares available for future awards under the Equity Plan will be reduced by the number of shares of common stock that were subject to the rights exercised.

Option Grants: Price and Exercisability. The Equity Plan authorizes the plan administrator to grant options that are either incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option exercise price per share in the case of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the common stock on the grant date. If incentive stock options are granted to any employee owning greater than 10% of our outstanding stock, then the exercise price for that employee will be not less than 110% of the fair market value of a share of our common stock on the date of grant.

For purposes of establishing the exercise price and for all other valuation purposes under the Equity Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as reported on the Nasdaq National Market.

Awards granted under the Equity Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the Equity Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. The compensation committee may accelerate the exercisability of all or any portion of an option at any time.

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee’s lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution. However, the compensation committee may allow an optionee to transfer non-statutory options to members of the optionee’s immediate family or to trusts or partnerships for the exclusive benefit of members of the optionee’s immediate family.

Awards granted in the form of options under the Equity Plan must be exercised within a period fixed by the compensation committee, which period may not exceed five years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with Macrovision ceases for any reason, including death, disability, retirement or termination.

Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 3 months following termination of service, unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to extend the period following the optionee’s termination during which his or her outstanding options may be exercised, and to accelerate the exercisability of such options in whole or in part. This discretion may be exercised at any time while the options remain outstanding.

Incentive Stock Options. Incentive stock options may only be granted to individuals who are employees of Macrovision or our subsidiaries. During any calendar year, the aggregate fair market value of the shares for which incentive stock options granted to any employee under the Equity Plan (or any other Macrovision option plan) first become exercisable will not exceed $100,000.

Stock Appreciation Rights. The Equity Plan authorizes the compensation committee to grant stock appreciation rights either as a separate award or in tandem with any stock option grant. A stock appreciation right entitles its holder, at the time the right is exercised, to receive an amount equal to the excess of fair market value of a share of our common stock at the date of exercise over the price of the award previously specified by the administrator, multiplied by the number of shares as to which the holder is exercising the award. We have not granted stock appreciation rights in the past. We may pay this award amount in shares of common stock (valued at fair market value on the date of exercise), in cash, or in a combination of both. The compensation committee may specify the exercise price for the stock appreciation right, the number of shares to which the right pertains, the term of the right and when all or any installment is to become exercisable. To the extent a stock appreciation right is cancelled, any related stock option will also be cancelled and, to the extent that a related stock option is cancelled, the stock appreciation right will also be cancelled.

Restricted Stock Awards. The Equity Plan authorizes the compensation committee to grant restricted stock awards. A restricted stock award is an award entitling the recipient to receive shares of our common stock (“restricted stock”) or to receive the economic equivalent of shares of our common stock (“restricted stock units”) subject to such restrictions and conditions as the compensation committee may determine, at a purchase price and for such consideration as the compensation committee may determine. Such restricted stock awards may, at the discretion of the compensation committee, be based on continuing employment (or other business relationship) with Macrovision and its subsidiaries or the achievement of pre-established performance goals and objectives. No more than 1,000,000 of the shares remaining under the plan may be issued as restricted stock, restricted stock units and performance shares combined.

Performance Shares. The Equity Plan also authorizes the compensation committee to grant performance shares, entitling the recipient to receive a prescribed number of shares of our common stock, upon the achievement of performance goals and objectives as determined by the compensation committee based upon criteria set forth in the Equity Plan. The Equity Plan is designed to permit Macrovision to provide compensation in shares of stock that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Each performance share will have an initial value equal to the fair market value of the underlying shares on the grant date. No more than 1,000,000 of the shares remaining under the plan may be issued as restricted stock, restricted stock units and performance shares combined.

The performance criteria set forth in the Equity Plan that may be used by the compensation committee in establishing the performance goals and objectives for vesting of performance shares and other types of awards are net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Amendment and Termination of Equity Plan. The Equity Plan does not have an expiration date. However, no incentive stock options may be granted under the Equity Plan after May 31, 2010. The board of directors may, at any time, amend or discontinue the Equity Plan, and the compensation committee may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding option without the optionee’s consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the Equity Plan prohibits us from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval.

Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting common stock), we will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the Equity Plan, the maximum number of shares reserved for issuance under the Equity Plan and the exercise price per share in respect of each outstanding option or other award in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the Equity Plan and any option or other award or portion thereof not exercised will terminate unless the Equity Plan and the options and other awards thereunder are assumed by the surviving corporation or new options or other awards in the successor corporation are substituted for Macrovision options or other awards. If the surviving corporation does not assume all outstanding stock option awards or make such substitutions, each optionee will have the right to exercise all of his or her options that are vested as of the date of the change of control, regardless of their vesting schedule.

Summary of Federal Income Tax Consequences of Options Granted Under the 2000 Equity Incentive Plan

The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the optionee and Macrovision with respect to the awards under the Equity Plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income taxes of any city, state or foreign country in which the participant may reside. When the term “we,” “our” or “our company” is used in this section, the term is understood to mean a principal U.S. operating subsidiary of Macrovision.

Options granted under the Equity Plan may be either incentive stock options or non-statutory options. The difference in the federal income tax treatment for the two types of options and the tax treatment of stock appreciation rights and restricted stock are each described below.

Incentive Stock Options. No taxable income is recognized by the optionee at the time of an incentive stock option grant, and no taxable income is generally recognized at the time the option is exercised. The excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includible in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal income tax purposes, dispositions are either qualifying or disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the date the option was exercised over the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then Macrovision will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of the fair market value of such shares on the date the option was exercised over the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares. We anticipate that any compensation deemed paid by Macrovision upon one or more disqualifying dispositions of incentive stock option shares by our executive officers will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Macrovision may be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee. We anticipate that the compensation deemed paid by Macrovision upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. An individual who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of cash received and the fair market value of any common stock received on the exercise. We will be entitled to a business expense deduction equal to the appreciation distribution for our taxable year in which the ordinary income is recognized by the individual. If a recipient receives common stock upon the exercise of a stock appreciation right, any gain or loss on the sale of such stock will be short-term or long-term capital gain or loss in an amount equal to the difference between the amount realized on such sale and the fair market value at the time of receipt of the shares.

Restricted Stock. Generally, no income will be recognized by a recipient at the time of the grant of restricted stock, unless the recipient files an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of the date of grant. If the recipient files a Section 83(b) election, he or she will have taxable ordinary income in the year of receipt in the amount of the difference, if any, between the fair market value of the stock on date of receipt and the purchase price for the stock. Otherwise, at the time the restricted stock vests, the recipient generally will recognize compensation income in the amount of the difference between the fair market value of the stock at the time of vesting and the purchase price for the stock. Individuals subject to Section 16(b) of the Securities Exchange Act of 1934 who purchase restricted stock may be treated as vesting no earlier than six months after such purchase. The recipient’s tax holding period for determining the short-term or long-term character of any subsequent gain or loss begins on the date the recipient recognizes the compensation income. In the case of a recipient who is an employee, the amount included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock is not subject to performance conditions.

Restricted Stock Units. No income will be recognized by a recipient at the time of the grant of a restricted stock unit. At the time the restricted stock unit vests, the recipient will recognize compensation income in the amount of the fair market value of a share of Macrovision common stock at the time of vesting. The tax holding period of shares of any stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock units are not subject to performance conditions.

Performance Shares. No income will be recognized by a recipient at the time of the grant of performance shares. At the time the performance shares vest, the recipient will recognize compensation income in the amount of the fair market value of such shares at the time of vesting. The tax holding period of shares of stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. Macrovision will be entitled to a tax deduction in the same amount as the recipient recognizes as income. We anticipate that any compensation deemed paid by Macrovision upon the vesting of performance shares by our executive officers will remain deductible by Macrovision and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Accounting Treatment

Under present accounting principles, generally neither the grant nor the exercise of options issued with an exercise price equal to the fair market value of the option shares on the grant date will result in any charge to our earnings. However, the number of outstanding options may be a factor in calculating our reported earnings per share. Effective July 1, 2005, the Financial Accounting Standards Board has adopted new accounting rules that will require employee stock-based compensation arrangements to be accounted for as an expense. Under this new rule, employee and director stock option grants vesting after July 1, 2005 will result in a charge to our earnings.

Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense that would be charged periodically against our earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares subject to such outstanding stock appreciation right or the number of shares underlying the stock units has increased from the prior quarter end will be accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

New Plan Benefits

Because option grants under the Equity Plan are subject to the discretion of the compensation committee, awards under the plan for the current year are not determinable. Future option exercise prices under the Equity Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. However, our officers, directors and employees will likely receive option grants in substantially similar number as those granted in 2004. Our named executive officers received option grants under the Equity Plan as set forth in this proxy statement under the caption “Option Grants in 2004.” In addition, of the persons eligible to receive benefits under the Equity Plan, the following persons received option grants under the Equity Plan in 2004 as follows:

Name and Position	Exercise Price Per Share	Number of Shares
All current executive officers as a group (6 persons)	Fair market value on the date of grant	382,499
All current directors who are not executive officers, as a group (4 persons)	Fair market value on the date of grant	0
All employees, including all current officers who are not executive officers, as a group	Fair market value on the date of grant	2,711,719

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of our common stock entitled to vote on the proposal who are present at the annual meeting of stockholders in person or by proxy and are voted for or against the proposal is required to approve the amendment of the 2000 Equity Incentive Plan.

THE MACROVISION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR 2000 EQUITY INCENTIVE PLAN.

PROPOSAL 3: AMENDMENT OF OUR DIRECTORS STOCK OPTION PLAN
TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 200,000 SHARES, EXTEND THE TERM
OF THE PLAN FOR AN ADDITIONAL TWO YEARS AND REDUCE THE MAXIMUM TERM OF
AN OPTION GRANTED UNDER THE PLAN TO FIVE YEARS

Description of the Proposal

You are being asked to vote on a proposal to approve the amendment of the 1996 Directors Stock Option Plan (“Directors Plan”). Subject to stockholder approval, on April 11, 2005, our Board of Directors approved the amendment of the Directors Plan to: (a) increase the number of shares authorized for issuance under the Directors Plan by 200,000 shares; (b) extend the term of the Directors Plan from December 1, 2006 to December 1, 2008; and (c) reduce the maximum term of options granted on and after April 1, 2005 under the Directors Plan to five years. All other provisions of the Directors Plan that are currently in effect will remain the same.

The purpose of the Directors Plan is to attract and retain highly-qualified individuals to serve as members of our board of directors, to provide incentive for non-employee directors to focus on our critical long-range objectives and to align the interests of non-employee directors with our stockholders’ interests through beneficial stock ownership.

The following table summarized the historical amendments to the Directors Plan to date (after adjustment for stock splits and stock dividends):

Date of Board Approval	Date of Stockholder Ratification	Initial Number of Shares or Amendment to Increase Number of Shares	Total Number of Shares Authorized under the Directors Plan
December 3, 1996	February 13, 1997	240,000	240,000
June 16, 2000	August 24, 2000	126,000	366,000
April 16, 2002	June 6, 2002	200,000	566,000
April 22, 2003	May 27, 2003	275,000	841,000

As of April 12, 2005, there were outstanding unexercised options to purchase 476,036 shares of our common stock, and options to purchase only 257,500 shares of common stock remained available for future grants to our non-employee directors. We are actively seeking one or more additional outside directors to add to our board. The relatively small number of shares remaining under the Directors Plan will not be adequate for our future needs. We believe that to attract, retain and motivate our non-employee directors, the number of shares available for issuance under the Directors Plan must be increased

Principal Provisions of the Directors Stock Option Plan

The following summary of the Directors Plan is not a complete description of all of the provisions of the Directors Plan and is qualified in its entirety by reference to the full text of the proposed amended Directors Plan, which is attached hereto as Annex B.

Administration. The Directors Plan is designed to work automatically; however, to the extent administration is necessary, the board of directors administers, interprets and construes the Directors Plan, and adopts, amends and rescinds rules and regulations relating to administration.

Eligibility. Only non-employee directors of Macrovision are eligible to receive grants of options under the Directors Plan.

Securities Subject to Directors Plan. As of April 12, 2005, a total of 257,500 shares of common stock remain available for future grants under the Directors Plan. If the amendment of the Directors Plan is approved by the stockholders, the number of shares of common stock available for future grants will be increased to 457,500 shares. This maximum number does not include the number of shares subject to the unexercised portion of any stock option that expires or is terminated. As of April 12, 2005, there were outstanding unexercised options to purchase 476,036 shares of our common stock under the Directors Plan. We may reissue expired or terminated shares under new options.

Grant and Vesting of Options. The Directors Plan provides that each person who initially becomes a non-employee director will receive an automatic initial option grant to purchase 40,000 shares of common stock on the date on which such person first becomes a non-employee director. This initial option grant vests monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant. Upon each anniversary of the date on which a non-employee director joined the board (or for an employee director who becomes a non-employee director, each anniversary of our initial public offering), the non-employee director, if he or she continues serving as a member of our board of directors, will receive an automatic annual option grant to purchase 15,000 shares of common stock. In addition, upon the conclusion of our annual meeting of stockholders each year, the chairman of our audit committee of our board of directors will receive an additional annual grant to purchase 7,500 shares of common stock and the chairmen of our compensation committee and corporate governance and nominating committee will each receive an additional annual grant to purchase 5,000 shares of common stock. These annual option grants vest monthly over a one-year period.

Price and Exercisability. The Directors Plan authorizes the board of directors to grant nonstatutory stock options with an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant of the option.

Options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. The board of directors may accelerate the exercisability of all or any portion of an option at any time.

Options granted under the Directors Plan must be exercised within a period fixed by the board of directors, which period may not exceed five years from the date of the grant of the option. Upon an optionee’s death or disability while serving on the board of directors, all options will become immediately exercisable and may be exercised by the optionee or the optionee’s estate for a period of one (1) year after the date on which the optionee ceases to serve on the board of directors. Options may expire before the end of the option period if the optionee’s service with Macrovision ceases due to resignation.

Amendment and Termination of Directors Plan. The board of directors may terminate or amend the Directors Plan at any time, but no action can adversely affect rights under any outstanding option without the optionee’s consent. The Directors Plan will terminate automatically on December 1, 2006. If stockholders approve the amendment of the Directors Plan, the Directors Plan will terminate automatically on the earlier of: (a) termination by the board of directors; or (b) December 1, 2008.

Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting common stock), we will make appropriate adjustments in the number of shares and exercise price covered by each outstanding option granted under the Directors Plan and the aggregate number of shares of common stock for which options may be granted under the Directors Plan in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), any and all outstanding options under the Directors Plan will become fully exercisable regardless of their vesting schedule. Upon the occurrence of such corporate transaction, the Directors Plan and any option thereof not exercised will terminate unless the Directors Plan and the options thereunder are assumed by the surviving corporation or new options in the successor corporation are substituted for Macrovision options.

Summary of Federal Income Tax Consequences of Options Granted Under the Directors Plan

The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the optionee and Macrovision with respect to the grant and exercise of options under the Directors Plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income taxes of any city, state or foreign country in which the participant may reside. We advise all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises under the Directors Plan.

Options granted under the Directors Plan are non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon exercise of the option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as long-term or short-term capital gain (or loss) depending on the holding period. We will be entitled to a tax deduction in the amount that the optionee recognizes as ordinary income with respect to shares acquired upon exercise of a non-statutory stock option. We will be entitled to such deduction at the time that the optionee recognizes ordinary income, not at the time of a grant of nonstatutory stock options.

New Plan Benefits

The following table shows in the aggregate the options that would be granted to non-employee directors under the automatic annual grant program of the Directors Plan if the plan is approved by our stockholders. Future option exercise prices under the Directors Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant.

Name and Position	Exercise Price Per Share	Number of Shares
All current directors who are not employees, as a group (4 directors)	Fair market value on the date of grant	60,000
All current chairmen of our committees of our board of directors, as a group (3 chairpersons)	Fair market value on the date of grant	17,500

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of our common stock entitled to vote on the proposal who are present at the annual meeting of stockholders in person or by proxy and are voted for or against the proposal is required to approve the amendment of the Directors Stock Option Plan.

THE MACROVISION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR DIRECTORS STOCK OPTION PLAN.

PROPOSAL 4: AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN
TO AUTHORIZE THE ISSUANCE OF AN ADDITIONAL 2,000,000 SHARES

Description of the Proposal

You are being asked to vote on a proposal to approve the amendment of the 1996 Employee Stock Purchase Plan (“ESPP”). Subject to stockholder approval, on April 11, 2005, our Board of Directors approved the amendment of the ESPP to increase the number of shares authorized for issuance under the ESPP by 2,000,000 shares. All other provisions of the ESPP that are currently in effect will remain the same.

The purpose of the ESPP is to give to our employees a favorable opportunity to acquire an equity interest in our company through the purchase of our common stock, thereby encouraging all employees to accept, or to continue in, employment with us. We believe the ESPP increases the interest of all employees in our welfare through participation in the growth and value of our common stock. Our board of directors believes the stock purchase plan is achieving its purpose, and desires to have sufficient shares authorized for issuance under the plan to continue participation by our employees.

The following table summarized the historical amendments to the ESPP to date (after adjustment for stock splits and stock dividends):

Date of Board Approval	Date of Stockholder Ratification	Initial Number of Shares or Amendment to Increase Number of Shares	Total Number of Shares Authorized under the ESPP
December 3, 1996	February 13, 1997	560,000	560,000
April 16, 2002	June 6, 2002	250,000	810,000
April 22, 2003	May 27, 2003	1,500,000	2,310,000

For the year ended December 31, 2004, employees purchased 290,496 shares of common stock under the ESPP. As of April 12, 2005, only 1,125,099 shares of our common stock (from the 2,310,000 shares reserved to date) remained available for future issuances under the ESPP. We would like to increase the number of shares authorized for issuance under the ESPP in order to make sure that we will have a sufficient number of shares available to meet the participants’ purchase needs.

Principal Provisions of the Employee Stock Purchase Plan

The following summary of the ESPP is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the full text of the proposed amended ESPP, which is attached hereto as Annex C.

Administration. The compensation committee will administer the ESPP. The compensation committee has sole authority to interpret the ESPP and make all determinations deemed necessary or advisable for administration of the ESPP. We will pay all costs and expenses incurred in the ESPP and all payroll deductions under the ESPP will be credited to a non-interest bearing account.

Eligibility. Each of our employees, including our executive officers and employee directors, whose customary employment with Macrovision is at least twenty hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. However, no employee may be granted a purchase right under the ESPP to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of all classes of outstanding capital stock of Macrovision.

Shares Available Under the ESPP. As of April 12, 2005, a total of 1,125,099 shares of common stock remain available for future purchases under the ESPP. If the amendment of the ESPP is approved by the stockholders, the number of shares of common stock available for future purchases will be increased to 3,125,099 shares. If any purchase rights granted under the ESPP expire or are terminated for any reason without having been exercised in full, the unpurchased shares shall be available for reissue under the ESPP.

Purchase Price. The purchase price per share at which shares will be sold in an offering under the ESPP is 85% of the lesser of the closing price of a share our common stock, as reported on the Nasdaq National Market, on the first day of the offering period or on the last day of the applicable purchase period within the offering period.

Payment of Purchase Price; Payroll Deductions. Payment for shares by participants will be by accumulation of after-tax payroll deductions from his or her salary during the purchase period. A participant may also elect to have deductions taken from his or her bonuses, overtime, commissions and other amounts to the extent paid in cash. A participant cannot purchase more than $25,000 of our common stock in any calendar year or more than 10,000 shares of our common stock in any offering period.

For each offering period, a participant will be entitled to purchase up to the number of shares of common stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price. During an offering period, any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period. No interest accrues on the payroll deductions of a participant in the ESPP.

Offering Periods. The ESPP is implemented by offering periods that generally have a 24-month duration. Each offering period is comprised of a series of purchase periods, which generally have a six-month duration. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with the prior offering period. A new offering period will commence on February 1 and August 1 of each calendar year.

Amendment and Termination of ESPP. The board of directors may terminate or amend the ESPP, immediately after the close of an offering without the approval of stockholders. However, the board must seek stockholder approval to: (a) increase the number of shares of common stock reserved for issuance under the ESPP; (b) change the class of persons eligible to participate in the ESPP; or (c) extend the term of the ESPP.

The ESPP automatically terminates on the earlier of: (a) termination by the board of directors; (b) issuance of all the shares reserved under the ESPP; or (c) December 3, 2008.

Termination of Purchase Rights and Change in Payroll Deductions. A purchase right terminates at the end of the offering period or earlier if the participant terminates employment. A participant may increase his deductions once and decrease his deductions once during a purchase period. A participant may withdraw at any time at or before the end of the offering period by written notification of his or her election to withdraw. Upon receipt of such notice, all future payroll deductions will cease and any payroll deductions previously collected during the offering period will be refunded, without interest

Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting common stock), we will make appropriate adjustments in the number of shares and purchase price covered by each outstanding purchase right granted under the ESPP and the aggregate number of shares of common stock reserved for issuance under the ESPP in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), each outstanding purchase right will terminate unless the surviving corporation assumes the outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions. However, if outstanding purchase rights are to terminate upon such a corporate transaction, each purchase right under the ESPP may be exercised immediately before consummation of the corporate transaction as if such date were the last purchase date of the offering period.

Summary of Federal Income Tax Consequences of Participating in the ESPP

The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the ordinary shares purchased under the stock purchase plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income taxes of any city, state or foreign country in which the participant may reside.

When the term “we,” “our” or “our company” is used in this section, the term is understood to mean a principal U.S. operating subsidiary of Macrovision.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. Under a qualifying plan, no taxable income will be reportable by a participant, and we will not be allowed any deductions, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Any additional gain or loss recognized upon the disposition of the shares will be a capital gain or loss, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

New Plan Benefits

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. However, in our two most recent purchase periods, the named executive officers purchased the number of shares of common stock indicated below. In the period that ended January 31, 2005, the shares of common stock were purchased at a weighted average price of $16.48 per share and in the period ended July 31, 2004, the shares of common stock were purchased at a weighted average price of $11.55 per share.

Name and Position	Date	Number of Shares
William Krepick, President and CEO	1/31/05 7/31/04	593 892

Daniel Stickel, Executive Vice President and General Manager, Software Technologies Group	1/31/05 7/31/04	400 761

Steven Weinstein, Executive Vice President and General Manager, Entertainment Technologies Group	1/31/05 7/31/04	1,975 1,894

James Wickett, Executive Vice President, Corporate Development	1/31/05 7/31/04	— —

Masao Kumei, Managing Director, Macrovision Japan & Asia K.K.	1/31/05 7/31/04	— —

All current executive officers as a group (6 persons)	1/31/05 7/31/04	2,968 3,547

All employees, including all current officers who are not executive officers, as a group	1/31/05 7/31/04	165,817 148,077

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of our common stock entitled to vote on the proposal who are present at the annual meeting of stockholders in person or by proxy and are voted for or against the proposal is required to approve the amendment of the Employee Stock Purchase Plan.

THE MACROVISION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. You are being asked to ratify this selection. In the event that the stockholders do not approve the selection of KPMG LLP, our audit committee will reconsider the appointment of the independent registered public accounting firm. Our audit committee has the authority to change our independent registered public accounting firm at any time, even if the stockholders ratify KPMG LLP.

KPMG LLP, who performed our audit services in 2004, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accounting firm since November 1995. KPMG LLP performed all of its services in 2004 at customary rates and terms. We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions from the stockholders present at the meeting.

Principal Independent Public Accountant Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP during 2004 and 2003.

	Fee Amounts
Type of Fees	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$1,922,467	$586,350
Audit-Related Fees (2)	$83,406	$27,500
Tax Fees (3)	$465,468	$421,761
All Other Fees (4)	$4,640	$—
Total Fees	$2,515,981	$1,035,611

(1)	Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report and the review of our interim financial statements included in our quarterly reports; statutory audits of our subsidiaries; services provided in connection with the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002; and services that are normally provided by KPMG LLP in connection with regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees for due diligence services related to the acquisition of the assets of InstallShield.
(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning (domestic and international).
(4)	All Other Fees consist of fees for consulting services related to our subsidiary in Barbados.

In making its recommendation to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005, the audit committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and were pre-approved by the audit committee in accordance with the audit committee pre-approval policy that is attached as an exhibit to our audit committee charter. A copy of our audit committee charter and the pre-approval policy are on file with the Securities and Exchange Commission and are available at our website at www.macrovision.com. The audit committee has determined the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Required Vote and Board Recommendation

Stockholder ratification of our selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Meetings and Committees

Our board of directors held 14 meetings in 2004 and acted by unanimous written consent one time. Each director attended at least 75% of the meetings of our board of directors that were held during the time he or she was a director in 2004. Our board of directors has determined that Ms. Birks and Messrs. Stirlen, Wertheimer and Blank each meet the independence requirements for independent status under applicable rules of the SEC and the listing standards of the Nasdaq National Market. As part of each regularly scheduled board meeting, the independent members of our board of directors hold a separate meeting that employee and affiliated directors and other members of management do not attend.

Although we do not have a formal policy regarding attendance by members of the board of directors at the annual meeting, we encourage directors to attend and historically most have done so. All of our directors attended the 2004 annual meeting of stockholders.

Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee. Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he or she served that were held in 2004.

Audit Committee

The members of the audit committee are Donna S. Birks, William N. Stirlen and Thomas Wertheimer, each of whom meet the independence and other requirements to serve on our audit committee under SEC rules and the listing standards of the Nasdaq National Market. Mr. Stirlen is the chairman of the audit committee. Our board of directors has determined that Mr. Stirlen and Ms. Birks are “audit committee financial experts” as defined by the rules of the SEC. The audit committee met 10 times in 2004 and acted by unanimous written consent three times in 2004.

Our board of directors has adopted a charter governing the duties and responsibilities of the audit committee. The principal function of the audit committee is to assist our board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent registered public accounting firm, is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm, reviews and evaluates the qualifications, independence and performance of our independent registered public accounting firm, monitors our compliance with legal and regulatory requirements, monitors the performance of our internal audit function and facilitates communication among our independent registered public accounting firm, our financial and senior management and our board of directors.

Compensation Committee

The members of the compensation committee are Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer, each of whom meets the independence and other requirements to serve on our compensation committee under SEC rules and the listing standards of the Nasdaq National Market. Mr. Blank is the chairman of the compensation committee. The compensation committee met nine times in 2004 and acted by unanimous written consent four times in 2004.

Our board of directors has adopted a charter governing the duties and responsibilities of the compensation committee. The principal functions of the compensation committee are to review our incentive compensation programs for executive officers and approve the annual compensation for executive officers. The compensation committee also supervises the administration of our employee stock purchase and equity incentive plans and makes decisions regarding the grant of all forms of stock compensation awarded to executive officers.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer, each of whom meets the independence and other requirements to serve on our corporate governance and nominating committee under SEC rules and the listing standards of the

Nasdaq National Market. Mr. Blank is the chairman of the corporate governance and nominating committee. The corporate governance and nominating committee met two times in 2004. On March 23, 2005, the corporate governance and nominating committee met to select the six nominees currently standing for election as directors.

Our board of directors has adopted a charter governing the duties and responsibilities of the corporate governance and nominating committee. The principal functions of the corporate governance and nominating committee are to advise and make recommendations to our board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of our board of directors, help identify, evaluate and recruit candidates to fill vacancies on our board of directors, identify the nominees for election to our board of directors at the annual meeting of stockholders and oversee the evaluation of members of our board of directors.

Corporate Governance Materials

Code of Conduct. In February 2004, we adopted our Code of Personal and Business Conduct and Ethics (the “Code of Conduct”) as required by applicable securities laws, rules of the SEC and the listing standards of the Nasdaq National Market. The Code of Conduct applies to all our employees, officers and directors and is designed to achieve conduct that reflects Macrovision’s ethical principles. The Code of Conduct provides that any waivers for executive officers or directors may be made only by the independent members of the board of directors and must promptly be disclosed to the stockholders. During 2004, we did not grant nor receive any request from directors or executive officers for waivers under the provisions of the Code of Conduct. A copy of the Code of Conduct is posted on our website at www.macrovision.com and we will post any amendments to, or waivers from, any provision from our Code of Conduct on our website.

Corporate Governance Guidelines and Committee Charters. In April 2004, we adopted our Corporate Governance Guidelines to assist the Board in following corporate practices that serve the best interest of the company and its stockholders. Our Corporate Governance Guidelines and the charters of each of our audit committee, compensation committee and corporate governance and nominating committee are available at our website at www.macrovision.com.

Director Nomination Process

Director Qualifications

The corporate governance and nominating committee reviews, evaluates and proposes prospective candidates for our board of directors. Each member of our board of directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with Macrovision’s values. In evaluating director nominees, the corporate governance and nominating committee considers a variety of factors, including the appropriate size of the board of directors, Macrovision’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of our business and industry, familiarity with national and international business matters, strategic thinking and willingness to share ideas, network of contacts, experience with accounting rules and practices, and diversity of professional expertise and experience beneficial to the achievement of Macrovision’s strategic goals. The corporate governance and nominating committee may also consider such other factors as it may deem are in the best interests of Macrovision and its stockholders. The corporate governance and nominating committee understands that it is necessary for at least one, and preferable for several, members of the board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the board to meet the definition of “independent director” under the listing standards of the Nasdaq National Market.

Identifying Nominees

The corporate governance and nominating committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The corporate governance and nominating committee may identify potential nominees based upon suggestions by non-employee members of the board, senior level executives, individuals personally known to the members of the board, third-party search firms and/or stockholders, and evaluate those persons on its own. The corporate governance and nominating committee does not evaluate proposed nominees differently depending upon who has made the proposal. In 2004, we spent $ 83,804 in third-party fees and expenses to assist in this process.

Stockholder Nominations

In identifying nominees for our board of directors, the corporate governance and nominating committee will consider any stockholder recommendations for candidates to serve on the board. If a stockholder wishes to suggest a candidate for consideration by the corporate governance and nominating committee, the stockholder should follow the procedures as set forth in our bylaws. Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s consent to serve as a director and evidence of the nominating stockholder’s ownership of Macrovision stock. To assure time for meaningful consideration by the corporate governance and nominating committee, any such notice should be sent to the attention of Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050 on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals for the 2006 Annual Meeting.” To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

Communications with the Board

Stockholders may send communications to the board of directors or individual members of the board by submitting a letter or letters in a sealed envelope(s) labeled with the name(s) of the desired recipient(s). This letter should be placed in a larger envelope and mailed to Macrovision Corporation, Attention: Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050. The Corporate Secretary will forward the sealed envelope(s) to the designated recipient. Comments or complaints relating to accounting or auditing matters may be submitted directly to the chairman of the audit committee through the same address listed above.

Compensation Committee Interlocks and Insider Participation

Donna S. Birks, Steven G. Blank, William N. Stirlen and Thomas Wertheimer served as members of our compensation committee during 2004. None of the members of the compensation committee during any part of 2004 had any interlocking relationship as defined by the SEC.

Compensation of Directors

Base Compensation. For 2004, each of our independent directors received a fee of $1,500 for each quarterly board meeting, $1,000 for each other board meeting and $1,000 for each compensation, audit and corporate governance and nominating committee meeting he or she attended. In addition to meeting fees, each independent director is paid an annual retainer of $30,000 for serving on our board of directors. The annual retainer is paid in four equal quarterly installments on the first day of January, April, July and October to those independent directors who are serving on the board of directors on such payment dates. Our directors who are employees of Macrovision or otherwise are not independent do not receive any compensation for attending board or committee meetings.

Options. In addition to the compensation set forth above, each non-employee director will receive options granted under our 1996 Directors Stock Option Plan. Under the 1996 Directors Stock Option Plan, each non-employee director will receive an automatic initial option grant to purchase 40,000 shares of common stock on the date on which such person first becomes a non-employee director. This initial option grant vests monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant. Upon each anniversary of the date on which a non-employee director joined the board (or for an employee director who becomes a non-employee director, each anniversary of our initial public offering), the non-employee director, if he or she continues serving as a member of our board of directors, will receive an automatic annual option grant to purchase 15,000 shares of common stock. In addition, upon the conclusion of our annual meeting of stockholders each year, the chairman of our audit committee of our board of directors will receive an additional annual grant to purchase 7,500 shares of common stock and the chairmen of our compensation committee and corporate governance and nominating committee will each receive an additional annual grant to purchase 5,000 shares of common stock. These annual option grants vest monthly over a one-year period.

The following independent directors were granted options to purchase common stock pursuant to the 1996 Directors Stock Option Plan during 2004:

Name	Date of Grant	Number of Shares	Exercise Price
Donna S. Birks	4/23/04	15,000	$18.34

Steven G. Blank	4/9/04	15,000	$20.24
	5/25/04	5,000	$23.08
	5/25/04	5,000	$23.08

William N. Stirlen	4/23/04	15,000	$18.34
	5/25/04	7,500	$23.08

Thomas Wertheimer	7/24/04	15,000	$20.85

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of March 31, 2005, and their positions are shown below. The dates given for time of service with Macrovision include time, where applicable, served by each individual with one of our principal predecessor companies. Biographical summaries of each of our executive officers who are not also members of our board of directors are included below.

Name	Age	Positions
William A. Krepick	59	President and Chief Executive Officer
John O. Ryan	59	Chairman of the Board and Executive Officer
George M. Monk	51	Vice President, Finance and Acting Chief Financial Officer
Daniel E. Stickel	41	Executive Vice President and General Manager, Software Technologies Group
Steven Weinstein	50	Executive Vice President and General Manager, Entertainment Technologies Group
James F. Wickett	54	Executive Vice President, Corporate Development
Masao Kumei	45	Managing Director, Macrovision Japan & Asia K.K.

For biographies of William A. Krepick and John O. Ryan, please see Proposal 1: Election of Directors.

George M. Monk. Mr. Monk has served as our Vice President, Finance and Acting Chief Financial Officer since January 2005. Before joining Macrovision, Mr. Monk served as Vice President of Finance of Thoratec Corporation, a medical device company, from October 2003 to January 2005. From September 2002 to September 2003, Mr. Monk served as an independent financial consultant to various companies, from March 2001 to August 2002, Mr. Monk served as Vice President of Finance and Controller of Redback Networks, a provider of broadband networking equipment, and from April 1997 to February 2001, Mr. Monk served as Corporate Controller of Aspect Communications, a provider of contact center solutions and services. Mr. Monk holds a B.S. in Mechanical Engineering from Leeds University in England. Mr. Monk is an English Chartered Accountant.

Daniel E. Stickel. Mr. Stickel has served as our Executive Vice President and General Manager of the Software Technologies Group since May 2003. He served as our Senior Vice President and General Manager, Enterprise Software Division, from August 2002 to April 2003. Before joining Macrovision, Mr. Stickel served as President of Conomae Corporation, a wireless broadband venture, from March 2001 to August 2002 and held various executive positions at AltaVista Corporation, a search technology company, from April 2000 to February 2001. Mr. Stickel holds a B.A. in Applied Mathematics and a M.S. in Computer Science, both from Harvard University.

Steven Weinstein. Mr. Weinstein has served as our Executive Vice President and General Manager of the Entertainment Technologies Group since May 2003. He served as our Chief Technology Officer from December 2002 to May 2003. Before joining Macrovision, Mr. Weinstein served as Chief Technology Officer at Vicinity Corp., a provider of location-based information and services, from June 2002 to December 2002 and as Chief Technology Officer of Backstage Pass, Inc., a company focused on digital identities and online communities for major music talent, from February 2001 to March 2002. Prior to co-founding Backstage Pass, Mr. Weinstein served as Chief Technology Officer and Senior Vice President, Strategic Initiatives of Liberate Technologies, a provider of software and services for digital cable systems, from September 1996 to February 2001. Mr. Weinstein holds a B.S. in Mathematics from Vanderbilt University.

James F. Wickett. Mr. Wickett has served as our Executive Vice President, Corporate Development since February 2004. Prior to joining Macrovision, Mr. Wickett served as a business development consultant for private equity firms and technology companies from July 2001 to February 2004, and as General Partner of Bay Partners, a private venture capital firm, from July 1998 to July 2001. Mr. Wickett received his law degree from the San Mateo Law School and is a member of the California State Bar.

Masao Kumei. Mr. Kumei has served as our Managing Director, Macrovision Japan & Asia K.K. since December 1993. Mr. Kumei holds a B.A. in International Relations from the University of Tokyo and an MBA from the International Institute for Management Development in Lausanne, Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of our common stock was beneficially owned as of March 31, 2005 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Macrovision Corporation, 2830 De La Cruz Boulevard, Santa Clara, CA 95050.

The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of March 31, 2005. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 50,438,079 shares outstanding on March 31, 2005.

Amount and Nature of Beneficial Ownership

Beneficial Owner	Shares	Options	Total	Percent of Class
FMR Corp. (1)	6,463,147	0	6,463,147	12.8%
PRIMECAP Management Company (2)	6,012,131	0	6,012,131	11.9%
Vanguard Horizon Funds (3)	3,670,000	0	3,670,000	7.3%
Pioneer Global Asset Management S.p.A. (4)	2,485,035	0	2,485,035	4.9%
John O. Ryan (5)	1,162,296	0	1,162,296	2.3%
William A. Krepick (6)	215,480	669,589	885,069	1.8%
Thomas Wertheimer	850	138,250	139,100	*
William N. Stirlen	4,450	140,411	144,861	*
Donna S. Birks	8,850	108,000	116,850	*
Steven G. Blank	1,000	99,166	100,166	*
Steven Weinstein	0	95,554	95,554	*
Masao Kumei	0	91,438	91,438	*
Daniel E. Stickel	3,931	75,762	79,693	*
James Wickett	0	37,500	37,500	*
All executive officers and directors as a group (10 persons)	1,396,857	1,455,670	2,852,527	5.6%

*	Less than one percent

(1)	Based solely on information provided by FMR Corp. in a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Based solely on information provided by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2005. The address of PRIMECAP Management Company is 225 South Lake Avenue #400, Pasadena, California 91101.

(3)	Based solely on information provided by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Based solely on information provided by Pioneer Global Asset Management S.p.A. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2005. The address of Pioneer Global Asset Management S.p.A. is Galleria San Carlo 6, 20122 Milan, Italy.

(5)	Includes 848,226 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 125,000 shares held of record by an unrelated trustee in two grantor retained-interest annuity trusts established by Mr. Ryan, 125,000 shares held of record by an unrelated trustee in two grantor retained-interest annuity trusts established by Mr. Ryan’s wife and 64,070 shares held of record by Mr. Ryan.

(6)	All shares are held of record by a revocable trust of which Mr. Krepick and his wife are the trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market and to furnish us with copies of all of the reports they file.

To the best of our knowledge, based solely on a review of the copies of such forms and certifications furnished to us from the reporting persons, we are unaware of any failures during 2004 to file Forms 3, 4 or 5 and any failures to file such forms on a timely basis.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Macrovision in all capacities during 2004, 2003 and 2002 by our chief executive officer and our four other most highly compensated executive officers, who, together are our “named executive officers.” This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. We have not granted stock appreciation rights and have not provided long-term compensation benefits other than stock options.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options (#)	All Other Compensation
William A. Krepick President and Chief Executive Officer	2004	$300,000	$210,357	$15,265	75,000	$6,903
	2003	$300,000	$150,000	$11,893	226,667	$5,199
	2002	$259,615	$55,000	$304	80,000	$5,800

Daniel E. Stickel Executive Vice President & General Manager Software Technologies Group	2004	$265,000	$194,664	$13,809	50,000	$5,039
	2003	$237,500	$125,000	$589	25,000	$2,761
	2002	$77,917	$20,000	$162	150,000	$164

Steven Weinstein Executive Vice President & General Manager Entertainment Technologies Group	2004	$265,000	$190,240	$611	50,000	$4,043
	2003	$229,167	$125,000	$467	25,000	$2,396
	2002	$8,333	—	—	125,000	$27

James Wickett Executive Vice President, Corporate Development	2004	$227,403	$148,064	$380	150,000	$3,213
	2003	—	—	—	—	—
	2002	—	—	—	—	—

Masao Kumei Managing Director, Macrovision Japan & Asia K.K.	2004	$226,334	$158,211	—	65,498	$9,749
	2003	$205,354	$100,000	—	27,500	$9,480
	2002	$184,892	$44,000	—	45,000	$9,714

Amounts disclosed under “Bonus” represent bonuses paid pursuant to the Executive Incentive Plan and bonuses approved by the compensation committee in addition to Executive Incentive Plan bonuses earned for services rendered in each year. Portions of bonuses for services rendered in 2004, 2003 and 2002 were paid in the following year. Mr. Stickel joined us in August 2002, Mr. Weinstein joined us in December 2002 and Mr. Wickett joined us in February 2004. Mr. Kumei’s compensation was converted to U.S. Dollars using the prevailing exchange of Japanese Yen/U.S.$ in effect on the date of payment. Mr. Kumei’s 2004 stock options include options to purchase 35,498 shares of common stock that were granted on March 22, 2004 in exchange for options surrendered by Mr. Kumei pursuant to our Option Exchange Program, which was approved by our stockholders on May 27, 2003. Mr. Kumei was not an “executive officer” at the time the Option Exchange Program elections were made.

Amounts disclosed under “Other Annual Compensation” consists of (i) buy-back of accrued vacation over allowable annual maximum, (ii) health club membership reimbursement capped at $300 per year, and (iii) cash holiday gift of approximately $300 in each of 2004, 2003 and 2002 given to all employees. In addition to the items described above, amounts under “Other Annual Compensation” for Mr. Stickel also includes the value of the annual Compass Club sales award trip, which equals $13,339. Amounts disclosed under “All Other Compensation” consists of (i) the matching contributions we made on behalf of the named executive officers to our 401(k) plan or similar international pension fund and to their healthcare spending accounts and (ii) employer paid premiums for life insurance coverage.

Option Grants in 2004

The following table sets forth information regarding stock option grants made during 2004 to each of the named executive officers under our 2000 Equity Incentive Plan and our 1996 Equity Incentive Plan. The stock options vest over three years at the rate of: (a) 1/6th of the total option shares upon completion of one year employment with us; and (b) 5/144th of the total option shares each month thereafter until the option is vested with respect to one hundred percent (100%) of the shares.

During 2004, we granted to our employees options to purchase 3,311,999 shares of our common stock. The exercise price of all stock options was equal to the fair market value of our common stock on the date of grant. All stock options granted in 2004 have a term of five years, subject to earlier termination upon termination of employment.

The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the five-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by SEC rules and do not represent our estimate or projection of future common stock prices. Actual gains, if any, on option exercises will depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004	Exercise Price Per Share	Expiration Date	5%	10%
William A. Krepick	37,500 37,500	1.1% 1.1%	$17.70 22.23	3/22/09 9/22/09	$183,382 231,351	$405,226 511,226

Daniel E. Stickel	25,000 25,000	0.8% 0.8%	$17.70 22.23	3/22/09 9/22/09	$122,255 154,234	$270,151 340,817

Steven Weinstein	25,000 25,000	0.8% 0.8%	$17.70 22.23	3/22/09 9/22/09	$122,255 154,234	$270,151 340,817

James Wickett	150,000	4.5%	$23.77	2/3/09	$985,082	$2,176,773

Masao Kumei	50,498 15,000	1.5% 0.5%	$17.70 22.23	3/22/09 9/22/09	$246,944 92,541	$545,683 204,490

Option Exercises in 2004 and Year-End Option Values

The following table sets forth information concerning stock option exercises during 2004 by each of the named executive officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our common stock on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2004 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2004. The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our common stock on December 31, 2004, as reported on the Nasdaq National Market, which was $25.72 per share. We have retroactively updated the share numbers in this table to take into account all of our stock splits and stock dividends.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William A. Krepick	—	$—	490,711	225,232	$2,982,387	$1,357,015
Daniel E. Stickel	37,000	352,700	49,270	118,230	507,680	949,245
Steven Weinstein	5,000	43,100	64,270	130,730	505,730	905,620
James Wickett	—	—	—	150,000	—	292,500
Masao Kumei	—	—	68,837	84,161	650,273	652,646

Option Exchange Program

In April 2003, our board of directors approved a voluntary stock option exchange program for our employees (the “Exchange Program”) because the board of directors determined that a majority of the existing options granted under our 1996 Equity Incentive Plan and 2000 Equity Incentive Plan no longer had sufficient value to motivate and retain our employees in the current market environment. The stockholders approved the Exchange Program on May 27, 2003. Under the Exchange Program, eligible employees were given the opportunity to cancel outstanding options to purchase our common stock with an exercise price greater than $28.00 per share in exchange for a new stock option grant for a lesser number of shares of our common stock (calculated in accordance with a specified exchange ratio) to be granted at least six months and one day from the cancellation date of the exchanged options at an exercise price equal to the per share market price of our common stock as reported by Nasdaq at the close of trading on the date of the replacement grant. No members of our board of directors or executive officers, other than Mr. Kumei, who was not an executive officer at the time of the Exchange Program commenced, were eligible for the Exchange Program. On March 22, 2004, we granted replacement options to purchase 319,749 shares of common stock at an exercise price of $17.70 per share to participating employees in accordance with the Exchange Program.

Ten-Year Option Repricings

Name	Date	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing
Masao Kumei	3/22/2004	1,882	17.70	50.25	17.70	5 years 325 days
Managing Director,	3/22/2004	22,118	17.70	50.25	17.70	5 years 325 days
Macrovision Japan &	3/22/2004	20,000	17.70	65.31	17.70	6 years 321 days
Asia K.K.	3/22/2004	10,000	17.70	46.60	17.70	7 years 152 days
	3/22/2004	20,000	17.70	28.99	17.70	7 years 235 days
	3/22/2004	5,000	17.70	35.39	17.70	7 years 293 days

Our compensation committee approved the foregoing stock option exchanges to motivate and retain existing employees who held stock options with exercise prices above the price at which our stock was trading

Members of the Compensation Committee
Steven G. Blank (Chair)
Thomas Wertheimer
Donna S. Birks
William N. Stirlen

Employment Agreements

Employment Contracts with Named Executive Officers

We entered into executive severance and arbitration agreements with Mr. Krepick in April 2001, with Mr. Stickel and Mr. Weinstein in February 2004 and with Mr. Wickett in February 2005, in connection with their employment with Macrovision. Under the agreements, in the event of a change in control of Macrovision, the executive officers are entitled to receive minimum severance payments in the form of six months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In such event, the unvested options of these executive officers will immediately vest if they are terminated or constructively terminated within 90 days prior to the change in control, or twelve months following the change in control.

In January 2005, we entered into an employment agreement with Mr. Krepick, whereby Mr. Krepick has agreed to continue his employment with Macrovision through December 31, 2006. Under the term of the agreement, if we terminate Mr. Krepick’s status as our President and CEO during this period, Mr. Krepick has agreed to continue to work full time for Macrovision for a period of 120 days following such change in status in order to assist with the transition to a new CEO. Mr. Krepick is entitled to an annual base salary of $325,000, and is eligible to participate in our Executive Incentive Plan with a cash bonus target equal to a specified percentage of his base salary for 2005 and on a prorated basis for 2006 based on the time that Mr. Krepick is our full-time employee during 2006, provided, however that we are obligated to pay Mr. Krepick a minimum of four months prorated bonus for 2006. As long as Mr. Krepick remains a full-time employee during the term of the agreement, Mr. Krepick will continue to receive options to purchase our common stock at the same times and in similar proportions to historic grants for other executive officers. Under the agreement, certain currently outstanding stock options became fully vested and exercisable on the date of the agreement and all stock options granted to Mr. Krepick shall become fully vested and exercisable at the end of the term of the agreement. If there is a change in control, Mr. Krepick shall be entitled to receive either the benefits under the agreement (which includes an excise tax gross up) or the benefits under the Executive Severance and Arbitration Agreement dated April 30, 2001, whichever provides the greater compensation and benefits to Mr. Krepick.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under our existing equity compensation plans as of December 31, 2004. Our 1988 Stock Option Plan, 1996 Directors Stock Option Plan, as amended, 1996 Equity Incentive Plan, as amended, 1996 Employee Stock Purchase Plan, as amended and 2000 Equity Incentive Plan, as amended, were all approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	7,799,318	(1)	$22.23	4,494,531	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	7,799,318		$22.23	4,494,531

(1)	Includes 5,317 shares that remain available for issuance upon exercise of outstanding options under the 1988 Stock Option Plan. No additional options may be granted under the 1988 Stock Option Plan. Excludes purchase rights accruing under the 1996 Employee Stock Purchase Plan. Under these plans, each eligible employee may purchase shares of common stock with accumulated payroll deductions on the last business day in January and July of each year at a purchase price per share equal to 85% of the lower of (i) the closing market price per share of our common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing market price per share on the semi-annual purchase date.

(2)	Includes 2,898,297 shares that are reserved for issuance under the 2000 Equity Incentive Plan, 29,850 shares that are reserved for issuance under the 1996 Equity Incentive Plan, 272,500 shares that are reserved for issuance under the 1996 Directors Stock Option Plan and 1,293,884 shares that are reserved for issuance under the 1996 Employee Stock Purchase Plan.

The following pages contain a report issued by our compensation committee relating to executive compensation for 2004, a report issued by our audit committee and a section titled “Stock Price Performance” containing a stock price performance graph. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee, the audit committee report and the stock price performance graph are not deemed to be “soliciting material” or “filed” or incorporated by reference in any past or future filing by Macrovision Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that we specifically incorporate this information by reference.

REPORT ON EXECUTIVE COMPENSATION

The compensation committee makes all decisions involving the cash and stock compensation of Macrovision’s executive officers. The compensation committee consists of four directors, all of whom qualify as “outside directors” and “non-employee directors” as defined by the Internal Revenue Code and the Securities Exchange Act of 1934, respectively. None of the members of the compensation committee had any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

Our executive compensation program is administered by the compensation committee of the board. The role of the compensation committee is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of Macrovision. The compensation committee also administers our stock incentive plans and makes grants of stock options and other awards to executive officers under the 1996 and 2000 Equity Incentive Plans.

The compensation committee has designed Macrovision’s executive compensation program to support what the committee believes to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, the committee links a significant portion of executive compensation to the achievement of specific revenue and earnings targets that we believe are fundamental to building stockholder value through the market performance of our common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Macrovision;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Macrovision’s common stock;

•	To promote the attraction and long-term retention of talented entrepreneurial executives; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

We also provide our executives with standard employee benefits, such as participation in our 401(k) retirement plan, employee stock purchase plan and health benefit plan. Executive officers are entitled to participate in these plans on terms generally available to all employees.

Cash Compensation

The compensation committee reviews technology company executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation committee reviews the compensation of executive officers on an annual basis.

Bonuses

For our executive officers, bonuses are based upon the attainment of specified revenue and operating income targets by Macrovision and upon the achievement of individual goals, as outlined in the Executive Incentive Plan. The amount of bonuses paid to these executive officers, however, is subject to the discretion of the compensation committee based on its assessment of the participant’s individual performance in attaining individual and overall company goals, the contribution to the organization by the participant and general and industry-specific conditions existing during the applicable period. For 2004, the compensation committee approved bonus payments earned under our Executive Incentive Plan for our executive officers, which ranged from approximately $73,000 to $210,000.

Equity-Based Compensation

In 2004, stock options were granted to executive officers to aid in their long-term retention and to align their interests with those of Macrovision’s stockholders. The compensation committee emphasizes equity-based compensation, principally in the form of stock option grants, as a cornerstone of our executive compensation program. Executive officer equity awards typically are set by the compensation committee based on the employee’s replacement value, industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.

During 2004, executive officers of Macrovision received option grants under the 1996 Equity Plan and the 2000 Equity Plan at exercise prices equal to the fair market value of our common stock on the dates of grant. These options vest over a three-year period after grant, subject to the participant’s continued employment with Macrovision. All options granted to executive officers in 2004 under the 1996 Equity Plan and the 2000 Equity Plan expire five years from the date of grant, unless a shorter term is provided in the option agreement or the participant’s employment with Macrovision terminates before the end of such five-year period.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the chief executive officer and other named executive officers to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The compensation committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to Macrovision by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

The compensation committee will continue to review and modify Macrovision’s compensation practices and programs as necessary to ensure Macrovision’s ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 1996 Equity Plan and the 2000 Equity Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, such plans contain provisions under which certain types of awards, if granted, may not be fully deductible. The compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, bonuses to our named executive officers under such plan generally will be counted against the $1 million limitation on deductible compensation, and any compensation in excess of such limitation will not be deductible by us. Neither the chief executive officer nor any other executive officer received compensation in excess of such limitation in 2004.

Compensation of Chief Executive Officer

Mr. Krepick, Macrovision’s Chief Executive Officer, received a base salary and participated in our Executive Incentive Plan during 2004. Mr. Krepick’s base salary in 2004 was the same as it was for 2003. For 2004, Mr. Krepick was awarded a bonus of $210,357 under the terms of the Executive Incentive Plan, based upon the consideration by the compensation committee of factors such as Mr. Krepick’s performance in attaining specific and overall goals, Mr. Krepick’s contributions to the organization and general and industry-specific conditions existing during 2004. Mr. Krepick also received a $300 holiday bonus outside the Executive Incentive Plan and a flexible time-off cash out for earned but unused vacation of $14,953. On March 22, 2004, Mr. Krepick was granted stock options to purchase 37,500 shares of Macrovision’s common stock at a price of $17.70 per share. On September 22, 2004, Mr. Krepick was granted stock options to purchase 37,500 shares of Macrovision’s common stock at a price of $22.33 per share. These stock options began vesting on the date of grant and vest over a three-year period, with 1/6th of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting in equal monthly amounts thereafter. In granting these stock options to Mr. Krepick, the compensation committee reviewed Mr. Krepick’s outstanding option grants and determined that these stock options were both necessary and appropriate to provide him with proper incentives for 2004 and subsequent years. In addition, Mr. Krepick was entitled to the following benefits which also were provided to Macrovision’s other executive officers: (i) company contributions to the 401(k) plan, (ii) employer paid premiums for life insurance coverage, (iii) buy-back of accrued vacation over allowable annual maximum, and (iv) health club membership reimbursement capped at $300 per year.

Members of the Compensation Committee
Steven G. Blank (Chair)
Thomas Wertheimer
Donna S. Birks
William N. Stirlen

AUDIT COMMITTEE REPORT

The audit committee reports to the board of directors and is responsible for overseeing and monitoring the accounting functions and internal controls of Macrovision, its subsidiaries and affiliates and to ensure the objectivity of Macrovision’s financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by applicable listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Macrovision’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee discussed with Macrovision’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Macrovision’s internal controls and the overall quality of Macrovision’s financial reporting. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In discharging its oversight responsibility, the audit committee has met and held discussions with management and with KPMG LLP, Macrovision’s independent registered public accounting firm for 2004. Management represented to the audit committee that Macrovision’s audited consolidated balance sheets at December 31, 2004 and 2003, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 were prepared in accordance with generally accepted accounting principles in the United States. The audit committee has read and discussed the consolidated financial statements with management and with KPMG LLP. The audit committee also discussed with KPMG LLP, those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” including information regarding the scope and results of the audit.

The audit committee also obtained a formal statement from KPMG LLP describing all relationships between Macrovision and the independent registered public accounting firm that bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The audit committee discussed with KPMG LLP any relationships that may impact the firm’s objectivity and independence and also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the accountants’ independence and satisfied itself as to KPMG LLP’s independence.

During the course of fiscal 2004, management completed the documentation, testing and evaluation of Macrovision’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and KPMG LLP at each regularly scheduled audit committee meeting. The audit committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of Macrovision’s internal control over financial reporting. The audit committee also reviewed the report of management contained in Macrovision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in Macrovision’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Macrovision’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal 2005.

Based on these reviews and discussions and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board, and the board approved, that Macrovision’s audited consolidated balance sheets at December 31, 2004 and 2003, and consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 be included in Macrovision’s 2004 Annual Report on Form 10-K. The audit committee also approved, subject to stockholder ratification, the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Members of the Audit Committee
William N. Stirlen (Chair)
Donna S. Birks
Thomas Wertheimer

STOCK PRICE PERFORMANCE

The following graph compares the cumulative total stockholder return on our common stock from December 31, 1999 to December 31, 2004 with the cumulative total return of the Nasdaq Composite Index (the “Nasdaq”), the S&P 500 Composite Index (the “S&P 500”) and the Russell 2000 Index (“Russell 2000”) over the same period. These returns assume the investment of $100 in our common stock and in each of the other indices on December 31, 1999, and further assume reinvestment of dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

	Macrovision Corporation	Nasdaq	S&P 500	Russell 2000
December 31, 1999	$100	$100	$100	$100
December 31, 2000	$200	$61	$91	$ 97
December 31, 2001	$ 95	$48	$80	$100
December 31, 2002	$ 43	$34	$63	$ 80
December 31, 2003	$ 61	$49	$128	$108
December 31, 2004	$ 70	$53	$140	$126

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2004 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Executive Compensation.” There are no business relationships between us and any entity of which a director of Macrovision is an executive officer or of which a director of Macrovision owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of our total consolidated assets for 2004 or involving payments for property or services in excess of 5% of our (or the other entity’s) consolidated gross revenues for 2004.

Director and Officer-Related Bankruptcy Proceedings

Donna Birks, a director of Macrovision, served as Executive Vice President and Chief Financial Officer of Adaptive Broadband Corp. from December 1997 to January 2001. Adaptive Broadband filed for a petition under the Federal bankruptcy laws in July 2001.

George M. Monk, an officer of Macrovision, served as an independent consultant for Evolve Software from February 2003 to March 2003, where he functioned in the capacity of Chief Financial Officer. Mr. Monk was hired as a consultant to assist Evolve through the process of its bankruptcy, the petition for which was filed under Federal bankruptcy laws on March 20, 2003.

ADDITIONAL INFORMATION

Annual Report. Our annual report to stockholders is being mailed to you with this proxy statement. We have filed our annual report on Form 10-K for the year ended December 31, 2004 with the Securities and Exchange Commission. It is available at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.macrovision.com. If you did not receive these materials, we will send them to you without charge upon written request to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050.

Stockholder Proposals for the 2006 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2006 annual meeting of stockholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion in Macrovision’s proxy statement and proxy materials, you must deliver a copy of your proposal to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050 no later than December 15, 2005. In addition, if a stockholder proposal is not submitted to us before March 1, 2006, then the proxy to be solicited by the board of directors for the 2006 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2006 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

Proxy Solicitation Costs. We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.

Electronic Distribution of Proxy Materials. We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com. Your election to view these documents over the Internet will remain in effect until you revoke it. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

OTHER BUSINESS

The board of directors does not presently intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be acted upon at the meeting other than the matters described in this proxy statement. However, if any other business should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By Order of the Board of Directors

William A. Krepick, President & CEO

Dated: April 13, 2005
Santa Clara, California

ANNEX A

MACROVISION CORPORATION
2000 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on June 16, 2000
Approved by Stockholders on August 24, 2000
As Amended by the Board of Directors on August 24, 2000
As Amended by the Board of Directors on April 16, 2002
Approved by the Stockholders on June 6, 2002
As Amended by the Board of Directors on April 22, 2003
As Amended by the Board of Directors on April 11, 2005
Approved by the Stockholders on May   , 2005

Section 1.    Purpose; Definitions.

The name of the plan is the Macrovision Corporation 2000 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable employees (including officers and Directors) of Macrovision Corporation, a Delaware corporation (the “Company”) and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

(a)  “Act” means the Securities Act of 1933, as amended.

(b)  “Administrator” means the Board or the Committee.

(c)  “Award” or “Awards,” except where referring to a particular category of grant under the Plan, means Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

(d)  “Board” means the Board of Directors of the Company.

(e)  “Cause,” as such term relates to the termination of any person’s status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

(f)  “Code” means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

(g)  “Covered Employees” means any participant who is designated by the Committee prior to the date that the Committee establishes the Performance Goals for a Performance Period, to be a Covered Employee within the meaning of Code Sections 162(m).

(h)  “Committee” means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

(i)  “Director” means a member of the Board.

(j)  “Disability” means an individual’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

(k)  “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(i)  If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

(ii)  If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or through any successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)  If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

(l)  “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

(m)  “Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

(n)  “Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o)  “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

(p)  “Performance-Based Award” means an Incentive Stock Option, Nonstatutory Stock Option, Performance Shares, Stock Appreciation Right, Restricted Stock or Restricted Stock Units granted to a selected Covered Employee and subject to the terms and conditions set forth in Section 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(q)  “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such participant.

(r)  “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending upon the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Where applicable, the Performance Goals may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

(s)  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a participant’s right to a Performance-Based Award.

(t)  “Performance Shares” mean an Award granted to a participant pursuant to Section 8 that entitles the participant to receive a prescribed number of shares of Stock upon achievement of Performance Goals established by the Committee for such Award.

(u)  “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(v)  “Restricted Stock” means a Restricted Stock Award granted pursuant to Section 7 by the issuance of Stock subject to restrictions.

(w)  “Restricted Stock Award” means any Award granted pursuant to Section 7.

(x)  “Restricted Stock Unit” means a Restricted Stock Award granted pursuant to Section 7 to receive the economic equivalent of Restricted Stock without the issuance of Stock at time of grant.

(y)  “Retirement” means an employee’s termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

(z)  “Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

(aa)  “Stock Appreciation Right” means any Award granted pursuant to Section 6.

(bb)  “Subsidiary“ means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2.    Administration of Plan; Authority to Select Participants and Determine Awards.

(a)  Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select those employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units, or any combination of the foregoing, granted to any one or more participants;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii)  to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan (including for any subplan or portion of the Plan that the Administrator may establish for a specific group of employees or other service providers) and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(b)  Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer or Chief Operating Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Section 3.    Stock Issuable Under the Plan; Mergers; Substitution.

(a)  Stock Issuable. As of April 11, 2005, the maximum number of shares of Stock and Stock equivalents reserved and available for then outstanding Awards and the grant of additional Awards under the Plan is sixteen million five hundred twenty-three thousand three hundred twenty (16,523,320) shares, which number shall be increased by seven million six hundred fifty thousand (7,650,000) shares upon stockholder approval. No more than one million (1,000,000) shares of such Stock and Stock equivalents shall be available for Performance Shares, Restricted Stock, and Restricted Stock Units combined. For purposes of this limitation, the shares of Stock underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units with respect to no more than two million five hundred thousand (2,500,000) shares of Stock and Stock equivalents may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

(b)  Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)  Mergers, etc. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Stock Options, Stock Appreciation Rights, Performance Shares and Restricted Stock Units granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (I) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (II) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (III) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees, equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) multiplied by the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.

(d)  Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Section 4.    Eligibility.

Participants in the Plan shall be such full-time or part-time employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

Section 5.    Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option. The Administrator may from time to time adopt subplans to this Plan containing such additional terms, conditions and restrictions, not inconsistent with the terms of the Plan, as may be necessary to qualify the grants of Stock Options thereunder for preferential treatment under the laws of any country or other jurisdiction in which the Company or any of its Subsidiaries has employees, non-employee Directors, consultants or other independent contractors.

No Incentive Stock Option shall be granted under the Plan after May 31, 2010.

(a)  Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(i)  Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

(ii)  Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant. No Stock Option granted on or after April 1, 2005, shall be exercisable more than five (5) years after the date the Option is granted, and the term of each such Option shall expire no more than five years after the date of grant.

(iii)  Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if and to the extent the instrument evidencing the Option so provides and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (D) through a “margin” commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price , and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (E) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v)  Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of the optionee’s death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee’s death, by the legal representative of the optionee’s estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee’s will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

(vi)  Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant’s employment (or business relationship) has been terminated by reason of Disability. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(vii)  Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii)   Termination for Cause. If any optionee’s employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(ix)  Other Termination. Unless otherwise determined by the Administrator, if an optionee’s employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for three months (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(x)  Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

(b)  Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in an option agreement evidencing a Nonstatutory Stock Option that the optionee may transfer, without consideration for the transfer, such Nonstatutory Stock Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

(c)  Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 6.    Stock Appreciation Rights.

(a)  Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price of the Stock Appreciation Right set by the Administrator at the time of grant, which exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant (or not less than the Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b)  Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

(c)  Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)  Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(ii)  Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii)  Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution.

All Stock Appreciation Rights shall be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

Section 7.    Restricted Stock Awards.

(a)  Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the participant to receive shares of Stock (“Restricted Stock”) or to receive the economic equivalent of shares of Stock (“Restricted Stock Units”) subject to such restrictions and conditions as the Administrator may determine at the time of grant, at a purchase price and for such consideration as the Administrator may determine. Restricted Stock issuances and Restricted Stock Unit grants may, at the discretion of the Administrator, be based on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of Performance Goals or other pre-established performance criteria or objectives.

(b)  Rights as a Stockholder. Upon execution of a written instrument for the issuance of Restricted Stock and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company or of a third party escrow holder until such Restricted Stock is vested as provided in Section 7(d) below. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested as provided in Section 7(d) below. A participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and Stock underlying the Restricted Stock Units has been issued.

(c)  Restrictions. Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase from the participant or the participant’s legal representative at their purchase price Restricted Stock with respect to which conditions have not lapsed.

(d)  Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the cancellation of Restricted Stock Units and the non-transferability of the Restricted Stock and the Company’s right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals or other performance criteria, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be subject to the restrictions set forth above and shall be “vested.” Except as may otherwise be provided by the Administrator, a participant’s rights in any shares of Restricted Stock and Restricted Stock Units that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and shares of Restricted Stock shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

(e)  Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or their economic equivalent with respect to Restricted Stock Units.

Section 8.    Performance Shares.

(a)  Nature of Performance Shares. An Award of Performance Shares entitles a participant to receive shares of Stock following the satisfaction of one or more Performance Goals or other specific performance criteria established by the Administrator, in each case on a specified date or dates or over any Performance Period or other period determined by the Administrator.

(b)  Rights as a Stockholder. Stock underlying Performance Shares will not be issued until the Performance Shares have vested, pursuant to the Performance Goals or other specific performance criteria set by the Administrator. A participant awarded Performance Shares shall have no rights as a Company stockholder with respect to such Performance Shares until such time as the Performance Shares have vested and the Stock underlying the Performance Shares has been issued.

(c)  Vesting of Performance Shares. The Administrator, at the time of grant, shall specify the Performance Goals or other specific performance criteria, objectives and conditions on which the Stock underlying the Performance Shares shall vest. Except as otherwise may be provided by the Administrator, a participant’s rights in the Stock underlying the Performance Shares that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries.

Section 9.    Performance-Based Awards.

(a)  Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Awards granted under the Plan as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b)  Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a participant for a Performance Period shall not in any manner entitle the participant to receive an Award for the period. Moreover, designation of a Covered Employee as a participant for a particular Performance Period shall not require designation of such Covered Employee as a participant in any subsequent Performance Period and designation of one Covered Employee as a participant shall not require designation of any other Covered Employees as a participant in such period or in any other period.

(c)  Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award agreement, a participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the participant. Furthermore, a participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e)  Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified

Performance-Based Compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 10.    Tax Withholding.

(a)  Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)  Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 11.    Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 12.    Amendments and Termination.

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Notwithstanding the foregoing, without the prior approval of the Company’s stockholders entitled to vote at a meeting of stockholders, no outstanding Award shall be amended to reduce its exercise or purchase price or cancelled and replaced with a substitute Award (of the same type or of any different type) at a lower exercise or purchase price.

Section 13.    Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 14.    General Provisions.

(a)  No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

(b)  Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)  Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 15.    Effective Date of Plan.

This Plan shall become effective when adopted by the Company’s Board of Directors, but no Award granted under the Plan shall become exercisable and no shares shall be issuable under the Plan unless the Plan shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board’s approval, then all Awards previously granted under the Plan shall terminate, and no further Awards shall be granted or issued.

Section 16.    Governing Law.

This Plan shall be governed by California law except to the extent such law is preempted by federal law; provided, however, that the Delaware General Corporation Law shall apply to the issuance of Stock and other securities hereunder.

ANNEX B

MACROVISION CORPORATION
1996 DIRECTORS STOCK OPTION PLAN

As Amended and Restated by the Board of Directors on June 16, 2000,
Approved by the Stockholders on August 24, 2000
As Amended by the Board of Directors on February 16, 2001
As Amended by the Board of Directors on April 16, 2002
Approved by the Stockholders on June 6, 2002
As Amended by the Board of Directors on April 22, 2003
Approved by the Stockholders on May 27, 2003
As Amended by the Board of Directors on April 11, 2005
Approved by the Stockholders on May   , 2005

1.  Purpose. The purpose of the Macrovision Corporation 1996 Directors Stock Option Plan (the “Plan”) is to grant to non-employee members of the Company’s Board of Directors (“Outside Directors”) of Macrovision Corporation, a Delaware corporation (the “Company”) the opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue their service on the Company’s Board of Directors; to align the interests of such persons with those of the Company’s stockholders through stock ownership; and to furnish such persons an additional incentive to improve operations and increase profits of the Company.

To accomplish the foregoing objectives, this Plan provides a means whereby Outside Directors may receive options to purchase Common Stock. Options granted under this Plan will be nonstatutory (nonqualified) stock options.

2.  Administration. The Plan shall be administered by the Company’s Board of Directors (the “Administrator”), which shall have the power and authority to grant stock options consistent with the terms of the Plan, including the power and authority:

(a)  to determine the terms and conditions of the stock option agreements entered into between the Company and any Outside Director;

(b)  to interpret the Plan;

(c)  to modify or amend any such option; and

(d)  to make all determinations necessary or advisable for the administration of the Plan.

3.  Eligibility; Number.

(a)  Each Outside Director who first becomes a member of the Company’s Board of Directors after the effective date of the Registration Statement on Form SB-2 for the initial public offering of the Company’s Common Stock (the “IPO Date”) shall be granted options to purchase shares of the Company’s Common Stock effective as of the date he or she first becomes a member of the Company’s Board of Directors (the “Initial Grant Date”). On and after April 23, 2000, the number of shares of the Company’s Common Stock subject to options granted to each such Outside Director on his or her Initial Grant Date shall be forty thousand (40,000) shares.

(b)  Each Outside Director who first becomes a member of the Company’s Board of Directors after the IPO Date shall be granted options to purchase additional shares of the Company’s Common Stock annually on each successive anniversary of the Initial Grant Date commencing on the one (1) year anniversary of the Initial Grant Date, provided that such Outside Director continues to serve on the Company’s Board of Directors on such dates. Each Outside Director who is serving as a member of the Company’s Board of Directors on the IPO Date will be granted an option to purchase shares of the Company’s Common Stock annually on each successive anniversary of the IPO Date commencing on the one (1) year anniversary of the IPO Date, provided that such Outside Director continues to serve on the Company’s Board of Directors on such dates. Each employee member of the Company’s Board of Directors who becomes an Outside Director as a result of ceasing to be an employee of the Company will be granted an option to purchase shares of the Company’s Common Stock annually on each successive anniversary of the IPO Date commencing on the first anniversary of the IPO Date on which such individual serves as an Outside Director, provided that such individual continues to serve as an Outside Director on the Company’s Board of Directors on such dates, but such an individual will not receive any initial grant of an option to purchase shares of the Company’s Common Stock under Subsection 3(a) above. On and after February 16, 2001, the number of shares of the Company’s Common Stock subject to options granted to each Outside Director annually under this Subsection 3(b) shall be fifteen thousand (15,000) shares.

(c)  Each Outside Director who is elected or re-elected as a member of the Company’s Board of Directors at the Company’s annual stockholder’s meeting held on May 27, 2003, shall be granted a special one-time option on such date to purchase fifteen thousand (15,000) shares of the Company’s Common Stock.

(d)  On the date of the Company’s annual stockholder’s meeting each year, beginning with the meeting held on May 27, 2003, the Chair of the Company’s Audit Committee shall be granted options to purchase seven thousand five hundred (7,500) shares of the Company’s Common Stock, and each of the Chair of the Company’s Compensation Committee and the Chair of the Company’s Nominating Committee shall be granted options to purchase five thousand (5,000) shares of the Company’s Common Stock.

4.  Exercise Price. The exercise price of each option to purchase a share of the Company’s Common Stock shall be the fair market value of a share of the Company’s Common Stock on the date on which such option is granted. For all purposes of this Plan, the fair market value of the Company’s Common Stock on any particular date shall be determined as follows:

(a)  If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

(b)  If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or through any successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

(c)  If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

5.  Common Stock Subject to Plan.

(a)  As of April 11, 2005, there shall be reserved for issue upon the exercise of options granted under the Plan, seven hundred thirty-three thousand five hundred thirty-six (733,536) shares of Common Stock, which number shall be increased by two hundred thousand (200,000) shares upon stockholder approval. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

(b)  Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Subsection 5(a) above.

6.  Terms of Options. Each option granted under the Plan shall be evidenced by a nonstatutory stock option agreement between the individual to whom the option is granted (the “optionee”) and the Company. Each such agreement shall designate the option thereby granted as a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in this Section 6, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case. All options granted under this Plan shall be subject to the following terms and conditions:

(a)  Term of Options. The period or periods within which an option may be exercised shall be five (5) years from the date the option is granted for grants made under Subsections 3(b), 3(c) and 3(d) on and after April 1, 2003, shall be ten (10) years from the date the option is granted for all other grants made prior to April 1, 2005, and shall be five (5) years from the date the option is granted for all grants made on and after April 1, 2005; provided, however, that the Administrator may fix a shorter term for any such grant.

(b)  Method of Payment for Common Stock. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full concurrently with such exercise by any one of the following methods: (i) in cash; (ii) if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, with shares of the same class of stock as are subject to the option that have been held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash, with the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the date of exercise; (iii) through a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (the “NASD Dealer”) whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (iv) through a “margin” commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price , and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (v) any combination of the foregoing.

(c)  Vesting. Options granted under this Plan on or before April 22, 1999, shall become first exercisable ratably over a four (4) year period such that each option shall become first exercisable as to one forty-eighth (1/48) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company’s Board of Directors on such dates. Initial options granted under Subsection 3(a) of this Plan on or after April 23, 1999, and annual options granted under Subsection 3(b) of this Plan on or after April 23, 1999, but prior to April 23, 2000, shall become first exercisable ratably over a three (3) year period such that each option shall become first exercisable as to one thirty-sixth (1/36) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company’s Board of Directors on such dates. Annual options granted under Subsection 3(b) of this Plan on or after April 23, 2000, and options granted under Subsections 3(c) and 3(d) shall become first exercisable ratably over a one (1) year period such that each option shall become first exercisable as to one twelfth (1/12) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company’s Board of Directors on such dates. Notwithstanding the foregoing, all options granted to an optionee under this Plan will become exercisable immediately upon the optionee’s death or disability while serving on the Company’s Board of Directors.

(d)  Death; Disability; Resignation. In the event of an optionee’s death or disability while serving on the Company’s Board of Directors, all options granted to that optionee under this Plan may be exercised by the optionee or the optionee’s estate for a period of one (1) year after the date on which the optionee ceases to serve on the Company’s Board and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. If an optionee resigns from the Company’s Board of Directors or declines to stand for reelection, options that have become exercisable through the last date on which the optionee serves on the Company’s Board may be exercised for a period of three (3) months thereafter and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. If an optionee is removed from the Board by action of the Company’s Stockholders or Board of Directors, options that have become exercisable through the date of such removal may be exercised for a period of one (1) week thereafter and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. The “optionee’s estate” shall mean the duly authorized conservator or guardian of the estate of the optionee or the executor of the optionee’s last will or the duly authorized administrator or special administrator of the optionee’s probate estate or any other legal representative of the optionee’s estate duly appointed as a result of the optionee’s death or incapacity or any person who acquires the right to exercise this option by reason of the optionee’s death under the optionee’s will or the laws of intestate succession.

(e)  Withholding and Employment Taxes. At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

7.  Stock Issuance and Rights as Stockholder. Notwithstanding any other provisions of the Plan, no optionee shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

8.  Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in any option agreement that the optionee may transfer, without consideration for the transfer, such option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

9.  Adjustments Upon Changes in Capitalization or Merger.

(a)  Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 5, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split, reverse split, subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The number of shares of Common Stock, as provided in Section 3, covered by options to be granted after the date of any event described in this Subsection 9(a) shall not be adjusted as a result of such event, unless the Board determines that it is appropriate to make such an adjustment and amends the Plan accordingly.

(b)  In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any and all outstanding options under this Plan shall become fully exercisable, notwithstanding any other provision of this Plan and without regard to any vesting provisions contained in the options, for a reasonable period of time prior to the consummation of such event. Upon any such event, the successor corporation (if any) may assume, convert or replace any outstanding options that are not exercised prior to the consummation of the event or may substitute equivalent options or provide substantially similar consideration to the optionees as was provided to the stockholders (after taking into account the existing provisions of the option grants). In the event such successor corporation (if any) does not assume or substitute options, as provided above, upon an event described in this Subsection 9(b), such options will terminate on the consummation of such event at such time and on such conditions as the Company’s Board of Directors shall determine.

(c)  To the extent that any adjustments described in this Section 9 relate to stock or securities of the Company, such adjustments shall be made by the Company’s Board of Directors, whose determination in that respect shall be final, binding and conclusive.

(d)  Except as expressly provided in this Section 9, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

(e)  The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.  Securities Law Requirements.

(a)  The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

(b)  No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act; (ii) any applicable listing requirement of any stock exchange on which the Company’s Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

11.  Financial Assistance. The Company shall have the authority under this Plan to assist any Outside Director to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such Outside Director on such terms and at such rates of interest and upon such security as shall have been authorized by or under authority of the Company’s Board of Directors.

12.  Amendment. The Company’s Board of Directors may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable.

13.  Termination. The Plan shall terminate automatically on December 1, 2008, and may be terminated at any earlier date by the Company’s Board of Directors. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

14.  Time of Granting Options. The date of grant of an option hereunder shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

15.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

16.  Repricings Proscribed. Notwithstanding anything else set forth herein, without the prior approval of the Company’s stockholders entitled to vote at a meeting of stockholders, no outstanding option granted hereunder shall be amended to reduce its exercise price or cancelled and replaced with a substitute option with a lower exercise price (whether or not the other terms of the substitute option are the same as or different from those of the replaced option).

17.  Effective Date. This Plan was adopted by the Company’s Board of Directors on December 3, 1996, and was approved by the stockholders of the Company on February 25, 1997. The Plan was restated by the Company’s Board of Directors on June 16, 2000, which restatement was approved by the stockholders of the Company on August 24, 2000, and subsequently amended by the Company’s Board of Directors on February 16, 2001. The Plan was then amended by the Company’s Board of Directors on April 16, 2002 and was approved by the stockholders of the Company on June 6, 2002. The Plan was further amended by the Company’s Board of Directors on April 22, 2003 and the increase in shares pursuant to such amendment approved by the stockholders of the Company on May 27, 2003. The Plan was then amended and restated by the Company’s Board of Directors on April 11, 2005 and such amendment and restatement approved by the stockholders of the Company on May   , 2005. However, no options shall be granted under the Plan prior to the IPO Date.

ANNEX C

MACROVISION CORPORATION
1996 EMPLOYEE STOCK PURCHASE PLAN

As Adopted Effective December 3, 1996
Restated for Merger effective February 14, 1997
Approved by the Stockholders on February 25, 1997
Restated for Reverse Stock Split effective February 26, 1997
Restated for Stock Dividend effective August 6, 1999
Restated for Stock Dividend effective March 17, 2000
Restated for Amendment Approved by Board of Directors effective February 1, 2001
As Amended by the Board of Directors on April 16, 2002
Approved by the Stockholders on June 6, 2002
As Amended by the Board of Directors effective February 1, 2003
As Amended by the Board of Directors on April 22, 2003
Approved by the Stockholders on May 27, 2003
As Amended by the Board of Directors on July 24, 2003
As Amended by the Board of Directors on April 11, 2005
Approved by the Stockholders on May   , 2005

1.  Purpose. The purpose of the Macrovision Corporation 1996 Employee Stock Purchase Plan (the “Plan”) is to grant to all employees of Macrovision Corporation, a Delaware corporation (the “Company”) and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging all employees to accept, or to continue in, employment with the Company; increasing the interest of all employees in the Company’s welfare through participation in the growth and value of the Common Stock; and furnishing employees with an incentive to improve operations and increase profits of the Company.

To accomplish the foregoing objectives, this Plan provides a means whereby all employees may accrue rights to purchase shares of Common Stock of the Company.

2.  Administration. The Plan shall be administered by the Board of Directors (the “Board”) of the Company or by a committee of two or more directors appointed by the Board (the “Administrator”).

The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, the Administrator shall have the sole authority, in its discretion to interpret the Plan and to make all determinations deemed necessary or advisable for the administration of the Plan.

3.  Eligibility.

3.1  Employment Requirement. Except as otherwise set forth herein, every individual who, on the date of commencement of any offering period pursuant to this Plan, is an employee of the Company or of any parent or subsidiary of the Company, as defined below, is eligible to receive purchase rights to acquire shares of Common Stock of the Company pursuant to this Plan. The term “employee” includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it and excludes an individual who provides services to the Company as an independent contractor whether or not such individual is reclassified as a common law employee, unless the Company withholds or is required to withhold U.S. Federal employment taxes for such individual pursuant to Section 3402 of the Internal Revenue Code of 1986, as amended (the “IRC”). As used in this Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings set forth in Sections 424(e) and (f), respectively, of the IRC.

3.2  Permissible Employees. In no event shall a purchase right be granted to any individual who, immediately after the grant of such purchase right, would own five percent (5%) or more of the total combined voting power or value of all classes of outstanding capital stock of the Company, its parent or any subsidiary. For purposes of this Section 3.2, in determining stock ownership, an individual shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. An individual shall be considered as owning the shares of Common Stock issuable upon exercise of any option or purchase right which such individual holds. Additionally, for purposes of this Section 3.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option or the purchase right. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options or purchase rights held by any person.

3.3  Excluded Employees. The following categories of employees shall be excluded from participating in this Plan: (i) employees whose customary employment is twenty (20) hours or less per week; (ii) employees whose customary employment is not more than five months in any calendar year; and (iii) employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Plan.

3.4  Transfer to Related Corporation. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

4.  Common Stock Subject to Plan.

4.1  Shares Reserved for Issue. As of April 11, 2005, there shall be reserved for issue upon the exercise of options granted under this Plan one million one hundred twenty-five thousand ninety-nine (1,125,099) shares of Common Stock (“Plan Shares”), subject to adjustment as provided in Section 12 hereof, which number shall be increased by two million (2,000,000) shares upon stockholder approval.. If any purchase rights granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.2  Aggregate Shares. Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding purchase rights granted under this Plan, plus the aggregate number of shares issued upon the exercise of all purchase rights granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Section 4.1 above.

5.  Nontransferability. All purchase rights acquired pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the participant only by the participant.

6.  Terms and Conditions of Each Offering. All offerings under this Plan shall be subject to the following terms and conditions:

6.1  Term and Frequency of Offerings. Each offering under the Purchase Plan will be for a period of twenty-four (24) months (the “Offering Period”) commencing on February 1 and August 1 of each year and ending twenty-four (24) months thereafter on January 31 and July 31, respectively; provided, however, that, notwithstanding the foregoing, the first Offering Period will begin on the effective date of the Registration Statement on Form SB-2 for the initial public offering of the Company’s Common Stock and will end on January 31, 1999. Except for the first Offering Period, each Offering Period will consist of four (4) six-month purchase periods (each a “Purchase Period”) commencing on the first business day of February and August of each year. The first Offering Period shall consist of no fewer than three (3) Purchase Periods, the first of which may be greater or less than six months as determined by the Administrator. The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.2  Other Terms and Conditions. Purchase rights granted under this Plan shall be subject to the terms and conditions set forth herein, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate, provided that, except as otherwise permitted herein, such terms and conditions shall be identical for each participant granted purchase rights pursuant to any particular offering.

6.3  Election to Participate. An individual who is an eligible employee and desires to participate in an offering, should deliver to the Administrator no later than the day before the start of the particular Offering Period a written enrollment form evidencing his or her election to participate. An employee may not participate in more than one (1) Offering Period at a time. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 6.8 and 6.9. If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the participant will be deemed to have withdrawn from the current Offering Period on the day immediately preceding the first day of the subsequent Offering Period, and the Company automatically will enroll such participant in the subsequent Offering Period (the participant does not need to file any forms with the Company to be so enrolled). Any funds accumulated in such a participant’s account for the current Offering Period as of the day immediately preceding the first day of such subsequent Offering Period will be applied to purchase shares on the current Offering Period Purchase Date immediately prior to the first day of such subsequent Offering Period.

6.4  Purchase Rights. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant, as of the first day of such Offering Period, by the Company to such employee of purchase rights to acquire that number of Plan Shares (rounded to the nearest whole share) equal to the quotient obtained by dividing (i) the amount accumulated in such employee’s payroll deduction account during each Purchase Period in the Offering Period, by (ii) eighty-five percent (85%) of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or on the last day of the respective Purchase Period, subject to the limitations set forth below (the “Maximum Shares”). No participant may accrue purchase rights, pursuant to this Plan (and/or any other stock purchase plan qualifying under IRC Section 423 of this Company or of any parent or subsidiary of this Company), to acquire more than twenty-five thousand dollars ($25,000) worth of Common Stock (based on the fair market value of the Common Stock on the grant date of the purchase rights) in any one calendar year. No participant may accrue purchase rights pursuant to this Plan to acquire more than a maximum number of shares, which shall be 10,000 shares in any Offering Period or such lower number as may be established for a particular Purchase Period or Offering Period by the Board or the Administrator.

6.5  Payment for Common Stock. The purchase price will be paid with funds accumulated through periodic payroll deductions from the participant’s compensation during the Offering Period. The participant should provide written authorization for payroll deductions to the Company department designated by the Administrator, on or before the last day of the month preceding any Offering Period, specifying the percentage, which shall be not less than one percent (1%), nor more than twenty percent (20%), of his or her total compensation or of his or her base compensation or of his or her base and commission compensation earned during each payroll period during the Offering Period, which he or she desires to have deducted and set aside for purchases of Plan Shares for the duration of the Offering Period. A participant’s “total compensation” shall include elective reductions in compensation that are excluded from income by reason of IRC Sections 125, 132(f)(4) and 402(g)(3) and shall include any amounts paid in cash that are considered “wages” under IRC Section 3101(a) (without regard to any limitation under IRC Section 3121(a)). A participant may reduce or increase the rate of payroll deductions, and may change the compensation to which the rate applies among total compensation, base compensation, or base and commission compensation, during an Offering Period by filing with the Company department designated by the Administrator a new written authorization for payroll deductions, in which case the new rate and/or change in compensation to which it applies shall become effective for the next payroll period commencing after receipt of the authorization and shall continue for the remainder of the Offering Period. Such a change in payroll deductions may be made at any time during an Offering Period, but not more than one (1) reduction, not more than one (1) increase, and not more than one (1) change in applicable compensation may be made effective during any Purchase Period. A participant’s reduction in the rate of payroll deductions during an Offering Period may be to zero percent (0%), but a participant may not elect zero percent (0%) at the beginning of an Offering Period. A participant may increase or decrease the rate of payroll deductions and/or the compensation to which it applies for any subsequent Offering Period by filing a new authorization for payroll deductions not later than the day before the beginning of such Offering Period. Payroll deductions made for each participant shall be credited to a special book account on the Company’s books, but no funds will be actually set aside in any special fund or account.

6.6  Purchase Dates. The semi-annual purchase dates will occur on the last business day of each Purchase Period (the “Purchase Dates”). All payroll deductions collected from the participant and not theretofore applied to the purchase of Plan Shares, will automatically be applied to the purchase of that number of Plan Shares for which the participant was granted purchase rights for that Purchase Period pursuant to the formula set forth in Section 6.4 hereof. Any funds deducted from the participant’s compensation pursuant to this Plan during a particular Purchase Period in excess of the purchase price of the shares purchased for the Purchase Period, at the election of the participant, shall be carried over to subsequent Purchase Periods within the same Offering Period or promptly refunded to the participant following the expiration of the Purchase Period. Any funds deducted from the participant’s compensation pursuant to this Plan for a particular Offering Period in excess of the purchase price of the shares purchased during the Offering Period shall be promptly refunded to the participant following the expiration of the Offering Period.

6.7  Purchase Price. The purchase price for the Company’s Common Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or the last day of the respective Purchase Period. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be determined as follows:

(a)  If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Common Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Common Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

(b)  If the Common Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market, the fair market value shall be the closing selling price per share of the Common Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market or through any successor system. If there is no reported closing selling price for the Common Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

(c)  If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the NASDAQ National Market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

In the case of the first day of the first Offering Period will be the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to the Registration Statement on Form SB-2.

6.8  Withdrawal. Each participant may withdraw from an Offering Period under this Plan by notifying the Administrator in writing of his or her election to withdraw at any time on or before the end of an Offering Period. Upon receipt of such notice by the Administrator, all future payroll deductions for such Offering Period will cease, and any payroll deductions previously collected during such Offering Period pursuant to Section 6.5 (to the extent not already applied to the purchase of Plan Shares, and, if the withdrawal occurs on a Purchase Date, to the extent not applied to the purchase of Plan Shares on such Purchase Date) will be refunded, without interest. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal in the same manner as set forth above for initial participation in this Plan.

6.9  Termination of Participation in an Offering. A participant’s participation in an Offering Period will automatically terminate upon the participant’s cessation of employment, retirement, permanent or total disability, as defined in Section 105(d)(4) of the IRC or death (a “terminating event”). Upon such event, the participant will be treated as having withdrawn from the Offering Period, and the Administrator will take the actions specified in Section 6.8.

6.10  Registration of Plan and Due Authorization. Notwithstanding anything to the contrary, express or implied herein, no rights granted under the Plan may be exercised to any extent unless the Plan (including the purchase rights and the shares covered thereby) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on any Purchase Date, the Plan is not so registered, no rights granted under the Plan or any offering shall be exercised, and the Purchase Date shall be delayed until the Plan is subject to an effective registration statement, except that the Purchase Date shall not be delayed more than six (6) months, and in no event shall the Purchase Date be more than twenty-seven (27) months from the commencement of the particular Offering Period. If on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is still not registered, no purchase rights shall be exercised and all payroll deductions accumulated (to the extent not already applied to the purchase of Plan Shares) shall be refunded to the participants, without interest. If after reasonable efforts, the Company is unable to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as counsel for the Company deems necessary or appropriate, the Company shall be relieved from any liability for failure to issue and sell Plan Shares upon exercise of such purchase rights unless and until such authority is obtained.

7.  Withholding and Employment Taxes. The Company shall be entitled to withhold and/or pay from any payroll deductions made pursuant to this Plan, the amount of any and all applicable federal and state withholding and employment taxes.

8.  Equal Rights and Privileges. Except as set forth in Sections 3.2 and 3.3, all employees eligible to participate in this Plan shall have the same rights and privileges hereunder, except in any particular offering, the amount of stock which may be purchased by any employee may bear a uniform relationship to the employee’s total compensation, or his or her basic or regular rate of compensation.

9.  Disqualifying Dispositions. If any Plan Shares are disposed of within two (2) years from the date the purchase rights were acquired or within one (1) year after the acquisition of the Plan Shares by the participant, immediately prior to the disposition, the participant shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

10.  Stock Issuance and Rights as Stockholder. Notwithstanding any other provisions of the Plan, no participant shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such participant shall both have paid the purchase price for the Plan Shares and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

11.  Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.  Adjustments Upon Changes in Capitalization or Merger.

12.1  Appropriate Adjustment in Number of Shares. Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding purchase right granted hereunder and the purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

12.2  Mergers and/or Acquisitions. Subject to any required action by the Company’s stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than one described in (iii) below), each outstanding purchase right shall pertain and apply to the securities to which a holder of the number of shares subject to the purchase right would have been entitled. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the purchase rights granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), each outstanding purchase right shall terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions; provided, however, that if an outstanding purchase right is to terminate upon any such event, the Administrator on such terms and conditions as it deems appropriate, shall provide either by the terms of the agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such purchase right shall be exercisable as to all of the shares covered by the portion of the purchase right that previously has not lapsed, terminated, or been exercised.

12.3  Board’s Determination Conclusive. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

12.4  Limitation on Rights. Except as hereinabove expressly provided in this Section 12, no participant shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any purchase right granted hereunder.

12.5  Reservation of Rights. The grant of a purchase right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.  Securities Law Requirements.

13.1  Investment Representations. The Administrator may require an individual as a condition of the grant and of the exercise of a purchase right, to represent and establish to the satisfaction of the Administrator that all Plan Shares to be acquired will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing Plan Shares as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

13.2  Compliance with Applicable Securities Laws. No Plan Shares shall be issued unless and until counsel for the Company determines that: (i) the Company and the participant have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company’s Common Stock is listed or quoted has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

14.  Amendment. The Board may terminate the Plan or amend the Plan from time to time, immediately after the close of any offering, in such respects as the Board may deem advisable, provided that, without the approval of the Company’s stockholders in compliance with the requirements of applicable law, no such revision or amendment shall:

(a)  increase the number of shares of Common Stock reserved under Section 4 hereof for issue under the Plan, except as provided in Section 12 hereof;

(b)  change the class of persons eligible to participate in the Plan under Section 3 hereof;

(c)  extend the term of the Plan under Section 15 hereof; or

(d)  amend this Section 14 to defeat its purpose.

15.  Termination. The Plan will terminate automatically on the earlier of termination by the Board, issuance of all the shares reserved under the Purchase Plan or December 3, 2008. No offering shall be initiated hereunder after termination of the Plan, but such termination shall not affect the validity of any purchase rights then outstanding.

16.  Time of Granting Options. The date of grant of a purchase right hereunder shall, for all purposes, be the date on which the particular Offering Period commences.

17.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

18.  Effective Date. This Plan was adopted by the Board of Directors of the Company on December 3, 1996, and shall be effective on said date. The Plan was approved by the stockholders of the Company on February 25, 1997.

MACROVISION CORPORATION
C/O AMERICAN STOCK TRANSFER
ATTN: MR. ISSAC
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macrovision Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macrovision Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MCROC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACROVISION CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3, 4 and 5.

Vote On Directors
1.	To elect as the Directors of Macrovision Corporation the nominees listed below:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
01) John O. Ryan 02) William A. Krepick 03) Donna S. Birks	04) William N. Stirlen 05) Thomas Wertheimer 06) Steven G. Blank	¡	¡	¡

Vote On Proposals					For	Against	Abstain

2.	To approve the amendment of our 2000 Equity Incentive Plan.				¡	¡	¡

3.	To approve the amendment of our 1996 Directors Stock Option Plan.				¡	¡	¡

4.	To approve the amendment of our 1996 Employee Stock Purchase Plan.				¡	¡	¡

5.	To ratify the selection of KPMG LLP as Macrovision’s independent registered public accounting firm for the year ending December 31, 2005.				¡	¡	¡

6.	In their discretion, upon such other matters that may properly come before the meeting.				¡	¡	¡

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly came before the meeting, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MACROVISION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2005

The stockholder(s) hereby appoint(s) William A. Krepick and John O. Ryan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macrovision Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on May 24, 2005, at 2830 De La Cruz Blvd., Santa Clara, California, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 THROUGH 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE